EXECUTION COPY

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                       AMENDED AND RESTATED
               LIMITED LIABILITY COMPANY AGREEMENT

                                OF




                     BNP U.S. FUNDING L.L.C.




                   Dated as of December 5, 1997



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


                         TABLE OF CONTENTS
                                                               Page

                             ARTICLE I

                           DEFINED TERMS

    Section 1.1 Definitions.......................................2
    Section 1.2 Headings.........................................12

                            ARTICLE II

         FORMATION AND TERM; ADMISSION OF SECURITYHOLDERS

    Section 2.1 Formation........................................12
    Section 2.2 Admission of Securityholders.....................12
    Section 2.3 Name.............................................13
    Section 2.4 Term.............................................13
    Section 2.5 Registered Agent and Office......................13
    Section 2.6 Principal Place of Business......................13
    Section 2.7 Qualification in Other Jurisdictions.............13

                            ARTICLE III

            PURPOSE AND POWERS OF THE COMPANY; BYLAWS;

    Section 3.1 Purpose and Powers...............................13
    Section 3.2 By-Laws..........................................14

                            ARTICLE IV

         CAPITAL CONTRIBUTIONS, ALLOCATIONS AND SECURITIES

    Section 4.1 Form of Contribution.............................14
    Section 4.2 Contributions with Respect to the Common
                Securityholder...................................14
    Section 4.3 Contributions with Respect to the Preferred
                Securityholders..................................14
    Section 4.4 Allocation of Profits and Losses.................14
    Section 4.5 Withholding......................................15
    Section 4.6 Securities as Personal Property..................15


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                             ARTICLE V

                          SECURITYHOLDERS

    Section 5.1 Powers of Securityholders........................15
    Section 5.2 Partition........................................15
    Section 5.3 Resignation......................................15
    Section 5.4 Liability of Securityholders.....................15

                            ARTICLE VI

                            MANAGEMENT

    Section 6.1 Management of the Company........................16
    Section 6.2 Limits on Board of Directors' Powers.............19
    Section 6.3 Reliance by Third Parties........................23
    Section 6.4 No Management by Any Preferred Securityholders...23
    Section 6.5 Business Transactions of the Common
                Securityholder with the Company..................23
    Section 6.6 Outside Businesses...............................23
    Section 6.7 Duties of Independent Directors..................24

                            ARTICLE VII

            COMMON SECURITIES AND PREFERRED SECURITIES

    Section 7.1 Common Securities and Preferred Securities.......24
    Section 7.2 General Provisions Regarding Preferred
                Securities.......................................25
    Section 7.3 Series A Preferred Securities....................26

                           ARTICLE VIII

                        VOTING AND MEETINGS

    Section 8.1 Voting Rights of Preferred Securityholders.......37
    Section 8.2 Voting Rights of Common Securityholders..........37
    Section 8.3 Meetings of the Securityholders..................37

                            ARTICLE IX

                             DIVIDENDS

    Section 9.1 Dividends........................................38
    Section 9.2 Limitations on Distributions.....................39


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


                             ARTICLE X

                         BOOKS AND RECORDS

    Section 10.1 Financial Statements............................39
    Section 10.2 Limitation on Access to Records.................39
    Section 10.3 Accounting Method...............................39
    Section 10.4 Annual Audit....................................39

                            ARTICLE XI

                            TAX MATTERS

    Section 11.1 Company Tax Returns.............................40
    Section 11.2 Tax Reports.....................................40
    Section 11.3 Taxation as a Partnership.......................40
    Section 11.4 Taxation of Securityholders.....................40

                            ARTICLE XII

                             EXPENSES

    Section 12.1 Expenses........................................40

                           ARTICLE XIII

      TRANSFERS OF SECURITIES BY SECURITYHOLDERS AND RELATED
                              MATTERS

    Section 13.1 Right of Assignee to Become a Preferred
                 Securityholder..................................41
    Section 13.2 Events of Cessation of Security Ownership.......41
    Section 13.3 Persons Deemed Preferred Securityholders........41
    Section 13.4 The Preferred Certificates......................42
    Section 13.5 Book-Entry Preferred Securities.................42
    Section 13.6 Transfer of Preferred Certificates; Legends.....43
    Section 13.7 Mutilated, Destroyed, Lost or Stolen
                 Preferred Certificates..........................45
    Section 13.8 Restrictions on Transfers of Securities.........45

                            ARTICLE XIV

                 MERGERS, CONSOLIDATIONS AND SALES

    Section 14.1 The Company.....................................46


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                            ARTICLE XV

             DISSOLUTION, LIQUIDATION AND TERMINATION

    Section 15.1 No Dissolution..................................46
    Section 15.2 Events Causing Dissolution......................47
    Section 15.3 Notice of Dissolution...........................47
    Section 15.4 Liquidation.....................................47
    Section 15.5 Termination.....................................47

                            ARTICLE XVI

                           MISCELLANEOUS

    Section 16.1 Amendments......................................47
    Section 16.2 Amendment of Certificate........................48
    Section 16.3 Successors......................................48
    Section 16.4 Law; Severability...............................48
    Section 16.5 Filings.........................................48
    Section 16.6 Power of Attorney...............................48
    Section 16.7 Exculpation.....................................49
    Section 16.8 Indemnification.................................49
    Section 16.9 Additional Documents............................49
    Section 16.10 Notices........................................50


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                              ANNEX A
                              -------
               FORM OF CONTINGENT SUPPORT AGREEMENT


                              ANNEX B
                              -------
                              BY-LAWS


                              ANNEX C
                              -------
            LIST OF THE INITIAL DIRECTORS AND OFFICERS


                              ANNEX D
                              -------
             FORM OF PREFERRED CERTIFICATE EVIDENCING
                   SERIES A PREFERRED SECURITIES


                              ANNEX E
                              -------
                      FORM OF TRUST AGREEMENT


                              ANNEX F
                              -------
                     FORM OF AGENCY AGREEMENT

                           SCHEDULE 7.1
                           ------------
          CASH CONTRIBUTED BY THE BRANCH TO THE COMPANY ON
           DECEMBER 5, 1997 WITH RESPECT TO THE PURCHASE
                    OF 53,011 COMMON SECURITIES


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


                       AMENDED AND RESTATED
                LIMITED LIABILITY COMPANY AGREEMENT

                                OF

                      BNP U.S. FUNDING L.L.C.


           This Amended and Restated Limited Liability Company Agreement of BNP U.S. FUNDING L.L.C. (the "Company") is made as of December 5, 1997, among BANQUE NATIONALE DE PARIS (the "Bank"), acting through its New York Branch (the "Branch"), as initial Securityholder (as defined below) of the Company, and the Persons (as defined below) who become additional Securityholders of the Company in accordance with the provisions hereof.

           WHEREAS, the Branch as initial Securityholder has formed a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del.C. ss.18-101, et seq., as amended from time to time (the "Delaware Act"), by filing a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware on October 14, 1997, and has entered into a Limited Liability Company Agreement of the Company dated as of October 14, 1997 (the "Original Agreement");

           WHEREAS, the Securityholders desire to amend and restate the Original Agreement as provided in this Amended and Restated Limited Liability Company Agreement (as amended, modified or supplemented from time to time in accordance with its terms, this "Agreement") and to continue the Company as a limited liability company under the Delaware Act in accordance with the provisions of this Agreement; and

           WHEREAS, simultaneously with the Branch's execution and delivery of this Agreement, the Company and the Bank are executing and delivering the Contingent Support Agreement dated as of the date hereof substantially in the form of Annex A hereto (as amended, modified or supplemented from time to time in accordance with its terms, the "Contingent Support Agreement").

           NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Securityholders hereby agree as follows:

                            ARTICLE I

                          DEFINED TERMS


           Section 1.1 Definitions. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

           "Additional Investment Guidelines" has the meaning set forth in Section 6.2(c).

           "Adjusted Treasury Rate" has the meaning specified in
Section 7.3(d)(iii)(B).

           "Administrative Action" has the meaning specified in this Section 7.3(d)(iii)(B).

           "Affiliate" means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

           "Agency" means GNMA, FHLMC or FNMA.

           "Agency Agreement" means the Agency Agreement between the Company and FABC, dated as of December 5, 1997, as amended, modified or supplemented from time to time.

           "Agency pass-throughs" means mortgage pass-through securities issued or guaranteed by an Agency that represent fractional undivided interests in pools of mortgage loans.

           "Agency ARMs" means mortgage pass-through securities issued or guaranteed by an Agency that represent fractional undivided interests in pools of mortgage loans consisting entirely of adjustable-rate mortgage loans which either (i) reset annually at a rate equal to the then-current rate of the One-Year Constant Maturity Treasury Index or (ii) have a fixed coupon for a specified period of time, after which they reset annually at a rate equal to the then-current rate of the One-Year Constant Maturity Treasury Index plus a margin.

           "Agency Collateralized Securities" means multi-class securities that are issued by a private company unrelated to an Agency and rated AAA by Standard & Poor's, a division of McGraw Hill, Inc., as to creditworthiness, that represent beneficial ownership interests in a trust established by such private company, the assets of which consist directly or indirectly of Agency pass-throughs and/or REMIC Agency Securities.

           "Agency Securities" means Agency ARMs, Floating-rate
REMICs and Fixed-rate REMICs.

           "Agreement" means this Amended and Restated Limited
Liability Company Agreement, as it may be further amended, modified, supplemented or restated from time to time in accordance with its terms.

           "Applicable Procedures" means, with respect to any transfer or transaction involving a Book-Entry Preferred Security, the rules and procedures of the Clearing Agency for such Book-Entry Preferred Security, in each case to the extent applicable to such transaction and as in effect from time to time.

           "authorized person" has the meaning specified in
Section 2.1(b).

           "Bank" has the meaning specified in the Preamble of this Agreement.

           "Base Investment Guidelines" has the meaning set forth in Section 6.2(b).

           "Board of Directors" means the Board of Directors of the Company as constituted in accordance with this Agreement and the By-Laws.

           "Book-Entry Preferred Security" means a Preferred
Security the ownership and transfer of which shall be made through book entries by a Clearing Agency as described in Section
13.5.

           "Book-Entry Preferred Certificate" means a Preferred
Certificate evidencing ownership of Book-Entry Preferred
Securities.

           "Branch" has the meaning specified in the Preamble of this Agreement.

           "Business Day" means a day other than Saturday, Sunday or a day on which banking institutions in The City of New York are authorized or required by law or order to remain closed.

           "By-Laws" mean the By-Laws of the Company in the form of Annex B hereto, as they may be amended from time to time by the Board of Directors of the Company in accordance with the provisions of this Agreement (which By-Laws are, for all purposes of this Agreement, deemed to be incorporated herein and to be a part hereof).

           "Calculation Agent" means FABC and subsequently any successor thereto.

           "Capital Adequacy Certificate" has the meaning specified in Section 7.3(c)(iv)(A).

           "Certificate" means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

           "Certificate Depository Agreement" means, with respect to each series of Preferred Securities, an agreement between the Company and the Clearing Agency in such form as may be approved by the Board of Directors or otherwise pursuant to this Agreement, as the same may be amended and supplemented from time to time.

           "Certificate of Designation" means a Certificate of Designation establishing the terms and conditions of a series of Preferred Securities adopted by the Board of Directors pursuant to Section 7.2(a).

           "Change of Capital Event" has the meaning specified in
Section 7.3(d)(iii)(B).

           "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

           "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

           "Closing Date" means the date of the "Closing Time" or a "Closing Date" under a Purchase Agreement.

           "Closing Time" means the "Closing Time" under a Purchase Agreement.

           "Code" means the Internal Revenue Code of 1986, as amended or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section (ss.) of the Code refers not only to such section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

           "Commission" means the United States Securities and
Exchange Commission.

           "Common Securityholder" means a Securityholder that owns one or more Common Securities.

           "Common Securities" means the securities of the Company representing common limited liability company interests in the Company which are described in this Agreement.

           "Company" has the meaning specified in the Preamble of this Agreement.

           "Comparable Treasury Issue" has the meaning specified in Section 7.3(d)(iii)(B).

           "Comparable Treasury Price" has the meaning specified in Section 7.3(d)(iii)(B).

           "Contingent Support Agreement" has the meaning set forth in the Preamble to this Agreement.


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


           "Definitive Preferred Certificate" means either or both (as the context requires) of (i) Preferred Securities issued as Book-Entry Preferred Certificates, and (ii) Preferred
Certificates issued in certificated, fully registered form.

           "Delaware Act" has the meaning specified in the first
Recital of this Agreement.

           "Directors" means each of the Persons listed as a Director on Annex C hereto until such Persons shall resign or otherwise be duly removed as a Director, and each Person who may from time to time be appointed or elected to serve as a successor to any Director of the Company in accordance with the provisions of this Agreement and of the By-Laws.

           "DTC" means the Depository Trust Company, the initial
Clearing Agency.

           "Eligible Securities" means Agency pass-throughs,
Agency Securities, Agency Collateralized Securities, REMIC Agency
Securities, Short-Term Instruments and Treasuries.

           "FABC" means French American Banking Corporation.

           "Fiscal Year" means (i) the period commencing upon the formation of the Company and ending on December 31, 1997, and
(ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31.

           "Fixed-rate REMICs" means securities issued or guaranteed by an Agency that (i) represent beneficial ownership interests in a trust established by an Agency the assets of which consist directly or indirectly of Agency pass-throughs or other, previously issued REMIC Agency Securities, (ii) are planned amortization class securities which receive principal payments using a predetermined schedule derived by assuming two constant prepayment rates for the underlying mortgage loans, (iii) have fixed coupons and (iv) pay interest on a current basis.

           "FHLMC" means the Federal Home Loan Mortgage
Corporation.

           "Floating-rate REMICs" means securities issued or guaranteed by an Agency that (i) represent beneficial ownership interests in a trust established by an Agency the assets of which consist directly or indirectly of Agency pass-throughs or other, previously issued REMIC Agency Securities, (ii) have coupons that are reset periodically based on an index and that vary directly and on a one to one ratio with changes in the index and (iii) pay interest on a current basis.

           "FNMA" means the Federal National Mortgage
Association.

           "French Banking Commission" means the Commission bancaire, as from time to time constituted and created under the laws of The Republic of France, or, if at any time after the execution of this Agreement the Commission bancaire is not existing or performing the duties now assigned to it under French law with respect to regulatory oversight of the Bank, then the body performing such duties at such time.

           "GAAP" means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of
Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United
States, which are in effect from time to time.

           "General Secretariat of the French Banking Commission" means the Secretariat general de la Commission bancaire as from time to time constituted and created under the laws of The Republic of France, or, if at any time after the execution of this Agreement the Secretariat general de la Commission bancaire is not existing or performing the duties now assigned to it under French law with respect to regulatory oversight of the Bank, then the body performing such duties at such time.

           "GNMA" means the Government National Mortgage
Association.

           "Independent Director" means each member of the Board of Directors who is not a current officer or employee of the Company, the Bank or any Affiliate of the Bank or of any Person or Persons that, in the aggregate, owns or own more than 50% of the outstanding Common Securities. In addition, any member of the Board of Directors elected by holders of Preferred Securities, including the Series A Preferred Securities, will be deemed to be an Independent Director.

           "Initial Portfolio" means all the securities sold by the Branch to the Company pursuant to the Portfolio Securities
Purchase Agreement.

           "Initial Purchasers" means the initial purchasers named in a Purchase Agreement.

           "Junior Securities" means the Common Securities and all other classes and series of equity securities of the Company now or hereafter issued, other than any class or series of equity securities of the Company expressly designated as being on a parity with or senior to the Series A Preferred Securities as to dividend rights and rights upon dissolution, liquidation or winding up (subject, in the case of the Common Securities, to the consequences of a Shift Event).

           "LIBOR Determination Date" has the meaning specified in Section 7.3(b)(iv).

           "LIBOR Reset Date" has the meaning specified in
Section 7.3(b)(ii).

           "Liquidation Distribution" has the meaning specified in Section 7.3(e)(i)(A).

           "liquidation preference" means with respect to each Series A Preferred Security, the stated liquidation preference thereof, i.e., $10,000.

           "London Business Day" means a day on which dealings in U.S. dollar deposits are transacted in the London interbank market.

           "Majority (or Other Stated Percentage) in Liquidation
Preference" means Preferred Securities whose aggregate liquidation preferences represent more than 50% or not less than such stated percentage of the aggregate liquidation preference of all Preferred Securities then outstanding.

           "Make-Whole Amount" has the meaning specified in
Section 7.3(d)(iii)(B).

           "1940 Act" means the Investment Company Act of 1940, as amended.

           "Officers" means each of the Persons listed as an Officer on Annex C hereto until such Persons shall resign or otherwise be duly removed as an Officer and each Person who may from time to time be duly appointed an Officer by the Board of Directors or pursuant to Section 6.1(b) and acting in accordance with the provisions of this Agreement and of the By-Laws.

           "Offering Memorandum" means the Offering Memorandum, dated December 1, 1997, relating to the offering of the Series A
Preferred Securities.

           "The One-Year Constant Maturity Treasury Index" means the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H. 15(519) or any similar publication or, if not so published, as reported by any Federal Reserve Bank or by any U.S. Government department or agency.

           "One-Week LIBOR" means the rate offered on the London
Interbank market for one-week U.S. dollar deposits as determined by the Calculation Agent pursuant to Section 7.3(b)(iv).

           "Operating Documents" means the Services Agreement, the Contingent Support Agreement, the Agency Agreement, the
Registration Undertaking Letter Agreement and the Trust
Agreement.

           "Original Agreement" has the meaning specified in the recitals of this Agreement.

           "Owner" means each Person who is (i) in the case of Preferred Securities evidenced by Book-Entry Preferred Securities, the beneficial owner of a Book-Entry Preferred Security as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly in accordance with the rules of such Clearing Agency), and (ii) in the case of Preferred Securities issued in certificated, fully registered form, the record owner reflected on the securities registration maintained by the Registrar.

           "Parity Securities" means any class or series of equity securities of the Company expressly designated as being on a parity with the Series A Preferred Securities as to dividend rights and rights upon dissolution, liquidation or winding up.

           "Person" means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

           "Plan" means each of (i) an employee benefit or other plan subject to Title I of the Employee Retirement Income
Security Act of 1974, as amended, or Section 4975 of the Code and
(ii) an entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity.

           "Portfolio Securities Purchase Agreement" means the Portfolio Securities Purchase Agreement between the Company and the Bank dated as of December 1, 1997, as amended, modified or supplemented from time to time in accordance with its terms.

           "Power of Attorney" means the Power of Attorney granted pursuant to Section 16.6.

           "Preferred Certificate" means a certificate substantially in the form attached hereto as Annex D, evidencing the Preferred Securities held by a Preferred Securityholder, which has been duly executed as provided in Section 13.4.

           "Preferred Securityholder" means a Securityholder which holds one or more Preferred Securities.

           "Preferred Securities" means the securities of the Company representing preferred limited liability company interests in the Company and which are described in this Agreement.

           "Primary Treasury Dealer" has the meaning specified in
Section 7.3(d)(iii)(B).

           "Purchase Agreement" means a Purchase Agreement among the Bank, the Company and the Initial Purchasers named therein, relating to the sale and issuance of Preferred Securities, including the Purchase Agreement dated December 1, 1997 relating to the Series A Preferred Securities.

           "Purchase Price" for any Preferred Security means the amount paid per Preferred Security pursuant to a Purchase
Agreement under which such Preferred Securities are being purchased, payment of which shall constitute the contribution to capital contemplated by Section 4.3 of this Agreement.

           "QIB" means a "qualified institutional buyer" within the meaning of Rule 144A.

           "Rating Agency" means each of Moody's Investors
Service Inc. and Standard & Poor's, a division of McGraw Hill,
Inc.

           "Receivership Proceedings" means with respect to the Bank, the rendering by a

French court of a judgment opening insolvency proceedings (redressement ou liquidation judiciaire) or the appointment of a receiver (administrateur provisoire or a liquidator in accordance with articles 44 and 46 of the French Banking Law No. 84.46 of January 24, 1984, respectively, or any successor provisions thereto).

           "Redemption Date" has the meaning set forth in Section
7.3(b)(i).

           "Reference Treasury Dealer" has the meaning specified in Section 7.3(d)(iii)(B).

           "Reference Treasury Dealer Quotations" has the meaning specified in Section 7.3(d)(iii)(B).

           "Registrar" has the meaning specified in Section
13.6(a).

           "Registration Statement" means a registration statement relating to the Series A Preferred Securities filed by the Company under Section 12(g) of the Exchange Act with the Commission.

           "Registration Undertaking Letter Agreement" means the agreement dated December 5, 1997 among the Bank, the Company and the Initial Purchasers named therein, relating to the filing of a Registration Statement.

           "Regulatory Event" has the meaning specified in
Section 7.3(d)(iii)(B).

           "Remaining Life" has the meaning specified in Section
7.3(d)(iii)(B).

           "REMIC Agency Securities" means multi-class securities that are issued or guaranteed by an Agency and that represent beneficial ownership interests in a trust established by an Agency, the assets of which consist directly or indirectly of Agency pass-throughs.

           "Restricted Short-Term Instruments" means the
Trustee's Demand Deposit Account (SWEEP), the Trustee's
Certificates of Deposits and the Trustee's Cash Reserve Account as defined under the Trust Agreement and the related contractual documentation between the Company and the Trustee.

           "Rule 144A" means Rule 144A of the Commission under the Securities Act.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Security" means a limited liability company interest in the Company, including the right of the holder thereof to any and all benefits to which a Securityholder may be entitled as provided in this Agreement, together with the obligations of a Securityholder to comply with all of the terms and provisions of this Agreement, and includes the Common Securities and the Preferred Securities from time to time outstanding.

           "Securityholder" means any Person that holds a Security of the Company and is admitted as a member and Securityholder of the Company pursuant to the provisions of this Agreement and of the Delaware Act, in its capacity as a Securityholder of the Company. For purposes of the Delaware Act, the Common Securityholders and the Preferred Securityholders shall constitute separate classes or groups of Securityholders and of members.

           "Series A Dividend Payment Date" has the meaning specified in Section 7.3(b)(i).

           "Series A Dividend Period" has the meaning specified in Section 7.3(b)(i).

           "Series A Preferred Securityholder" means any Person that holds any Series A Preferred Security.

           "Series A Preferred Securities" has the meaning specified in Section 7.3(a).

           "Services Agreement" means the Services Agreement between the Company and the Branch, dated as of December 5, 1997, as amended, modified or supplemented from time to time.

           "Shift Event" means any of the following events that occur: (i) either the Bank's total risk-based capital ratio or Tier 1 risk-based capital ratio shall decline below the minimum percentages required by French banking regulations, (ii) the Bank shall be subject to Receivership Proceedings, or (iii) the French Banking Commission, in its sole discretion, shall notify the Bank and the Company that it has determined that the Bank's financial condition is deteriorating such that either of the foregoing clauses (i) or (ii) will apply in the near term. A Shift Event occurring pursuant to clause (i) of the preceding sentence shall be deemed to have occurred as provided in Section 7.3(c)(iv); a Shift Event occurring pursuant to clause (ii) or (iii) of the second preceding sentence shall be deemed to have occurred (x) on the date such Receivership Proceedings were commenced either by a judgment opening insolvency proceedings or by the effective appointment of a receiver (in the case of clause (ii)) or (y) the date the Bank and the Company receive the French Banking Commission's notice (in the case of clause (iii)).

           "shift in dividend preference" has the meaning specified in Section 7.3(c)(i)(A).

           "Shift Period" means the period from the day of occurrence of a Shift Event through but excluding the first day on which none of the elements of a Shift Event is present. In the case of decline in the total risk-based capital ratio or Tier 1 risk-based capital ratio below the applicable requirement, that element of a Shift Event will cease to exist at any time the Bank certifies to the Company pursuant to a Capital Adequacy Certificate, that both capital ratios equal or surpass the applicable requirement. In the case of a Receivership Proceeding, that element of a Shift Event will cease to exist at any time such Receivership Proceeding is terminated (either because the Bank is no longer subject to any procedure under law n(degree) 85-98 of January 25, 1985 (or any similar procedure in the future) other than a plan de continuation or no receiver is any longer appointed in relation to the Bank). In the case of determination by the French Banking Commission, that element will cease to exist if the French Banking Commission provides a further notice to the Bank and to the Company that the relevant Shift Event will not apply in the near term.

           "Short-Term Instruments" means short-term investment instruments not subject to U.S. withholding tax.

           "Special Dividend" has the meaning specified in
Section 7.3(c)(ii).

           "Successor Securities" has the meaning specified in
Section 14.1.

           "Tax Event" has the meaning specified in Section
7.3(d)(iii)(B).

           "Tax Matters Partner" means the Branch designated as such in Section 11.1(a).

           "Telerate Page 3750" means the display designated on page "3750" on the Telerate Service (or such other page as may replace page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

           "Tier 1 risk-based capital ratio" means, as to the Bank at any time, the ratio of the Bank's Tier 1 capital to its risk-adjusted assets, both determined in accordance with applicable French banking regulations in effect at the time of determination.

           "Tier 1 capital" means common equity and qualifying non-cumulative perpetual preferred stock, reserves (other than revaluation reserves), share premiums, retained earnings, unallocated profits with respect to the most recent year (less the amount of any related dividend proposed for approval to the shareholders) and minority interests in the equity accounts of consolidated subsidiaries.

           "Tier 2 capital" means revaluation reserves (reserves arising from the revaluation of assets in accordance with relevant French banking regulations), perpetual equity not qualifying for Tier 1 capital treatment, perpetual subordinated debt and subordinated debt with an original maturity of at least five years.

           "Total risk-based capital ratio" means, as to the Bank at any time, the ratio of the Bank's Tier 1 capital plus Tier 2 capital to its risk-adjusted assets, each determined in accordance with applicable French banking regulations in effect at the time of determination.

           "Transfer Agent" has the meaning specified in Section
13.6(a).

           "Treasuries" means U.S. Treasury securities with a remaining maturity of up to ten years.

           "Treasury Rate" has the meaning specified in Section
7.3(d)(iii)(B).

           "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

           "Trust Agreement" means the Trust Agreement dated as of December 1, 1997 substantially in the form of Annex E hereto, as amended, modified or supplemented from time to time in accordance with its terms, pursuant to which the Trustee therein will hold title to assets of the Company in trust for the benefit of the Company and its Securityholders.

           "Trustee" means Citibank, N.A.

           "U.S. dollars" or "U.S.$" or "$" means United States dollars.

           "Weekly Dividend Period" has the meaning specified in
Section 7.3(b)(ii).

           Section 1.2 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.


                            ARTICLE II

                      CONTINUATION AND TERM;
                   ADMISSION OF SECURITYHOLDERS


           Section 2.1 Continuation. (a) The Securityholders hereby agree to the continuation of the Company as a limited liability company under and pursuant to the provisions of the Delaware Act and of this Agreement and agree that the rights, duties and liabilities of the Securityholders shall be as provided in the Delaware Act, except as otherwise provided herein or in the By-Laws.

           (b) Any Person designated as an "authorized person" by the Board of Directors is authorized to execute, deliver and file on behalf of the Company any and all amendments to and restatements of the Certificate, as an authorized person within the meaning of the Delaware Act.

           Section 2.2 Admission of Securityholders. Upon the execution of this Agreement, the Branch shall become and be designated as automatically and without any further act on the part of any Person being necessary, the Common Securityholder. Without execution of this Agreement, upon execution and delivery by the Company and the Bank of the Contingent Support Agreement and the payment to the Company for the Preferred Securities being acquired by a Person in connection with the issuance of Preferred Securities, including the issuance of the Series A Preferred Securities on the Closing Date pursuant to the terms of the related Purchase Agreement, which action shall be deemed to constitute a request by the Person that the books and records of the Company reflect its admission as a Preferred Securityholder, the Person shall thereupon be admitted to the Company as a Preferred Securityholder.

           Section 2.3 Name. The name of the Company being formed and continued hereby is "BNP U.S. FUNDING L.L.C.". The business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the Board of Directors.

           Section 2.4 Term. The term of the Company commenced upon the date on which the Certificate was filed in the office of the Secretary of State of the State of Delaware and shall continue perpetually, unless the Company is dissolved in accordance with the provisions of the Delaware Act and this Agreement. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate in the manner required by the Delaware Act.

           Section 2.5 Registered Agent and Office. The Company's registered agent in Delaware shall be RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801 and its office shall be c/o the registered agent. At any time, the Board of Directors may designate another registered agent and/or registered office.

           Section 2.6 Principal Place of Business. The principal place of business of the Company shall be at 499 Park Avenue, New York, New York 10022. The Board of Directors may change the location of the Company's principal place of business; provided however, that such change has no material adverse effect upon any Preferred Securityholder.

           Section 2.7 Qualification in Other Jurisdictions. The Board of Directors shall cause the Company to be qualified or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company conducts business and in which such qualification or registration is required by law or deemed advisable by the Board of Directors. Each Person designated by the Board of Directors as an "authorized person" is authorized to execute, deliver and file on behalf of the Company any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in each jurisdiction in which the Board of Directors has determined that the Company shall conduct business.


                            ARTICLE III

                PURPOSE AND POWERS OF THE COMPANY;
                              BY-LAWS


           Section 3.1 Purposes and Powers. The sole purposes of the Company are to issue Preferred Securities and Common Securities and to use substantially all of the proceeds thereof to purchase and hold Eligible Securities and, except as otherwise expressly limited herein, to enter into, make and perform all contracts and other undertakings, and engage in all activities and transactions, as the Board of Directors may reasonably deem necessary or advisable for the carrying out of the foregoing purposes of the Company. The Company may not conduct any other business or operations except as contemplated by the preceding sentence. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes of the

Company as set forth herein.

           Section 3.2 By-Laws. The Board of Directors, Officers and Securityholders shall be subject to the express provisions of this Agreement and of the By-Laws. In case of any conflict between any provisions of this Agreement and any provisions of the By-Laws, the provisions of this Agreement shall control.


                            ARTICLE IV

         CAPITAL CONTRIBUTIONS, ALLOCATIONS AND SECURITIES


           Section 4.1 Form of Contribution. The contribution to the Company with respect to a Securityholder may, as determined by the Board of Directors in its discretion, be in cash or other legal consideration.

           Section 4.2 Contributions with Respect to the Common Securityholder. The Common Securityholder shall contribute to the Company on or prior to each Closing Date, either in connection with the purchase of Common Securities or otherwise, cash or property having a total value at the time of contribution equal to the stated value of the Common Securities received.

           Section 4.3 Contributions with Respect to the Preferred Securityholders. On each Closing Date there shall be contributed to the capital of the Company, with respect to each Person who purchases a Preferred Security on such Closing Date, an amount in cash equal to the Purchase Price for such Preferred Security (such amount being such Person's capital contribution to the Company). Preferred Securityholders, in their capacity as Securityholders of the Company, shall not be required to make any additional contributions to the Company (except as required by law).

           Section 4.4 Allocation of Profits and Losses. Except as otherwise provided in Section 7.3 or in any Certificate of Designation with respect to any period following the occurrence of a Shift Event, the profits, gains, and losses of the Company for any Fiscal Year (or portion thereof) shall be allocated as follows:

           (a) all gains and losses resulting from any redemption, prepayment, sale, exchange, transfer or disposition of Company assets by the Company shall be allocated 100% to the Common Securityholders;

           (b) net profit of the Company (determined without regard to the amount of any gains and losses described in subparagraph (a) of this Section 4.4) shall be allocated (i) pro rata to the Preferred Securityholders until the amount so allocated to each Preferred Securityholder equals the amount of dividends attributable for such Fiscal Year (or portion thereof) as determined on a daily accrual basis with respect to the Preferred Securities held by such Securityholder and (ii) thereafter to the Common Securityholders; and

           (c) net loss of the Company (determined without regard to the amount of any gains and losses described in subparagraph
(a) of this Section 4.4) shall be allocated 100% to the Common
Securityholders.

           Section 4.5 Withholding. The Company shall comply with any withholding requirements under federal, state and local law and shall remit amounts withheld to and file required forms with applicable jurisdictions. To the extent that the Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Securityholder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to such Securityholder. To the fullest extent permitted by law, in the event of any claimed over withholding, Securityholders shall be limited to an action against the applicable jurisdiction. If the amount withheld was not withheld from actual distributions, the Company may reduce subsequent distributions by the amount of such withholding. Each Securityholder, by its acceptance of Securities, shall be deemed to agree to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, its withholding obligations.

           Section 4.6 Securities as Personal Property. Each
Securityholder hereby agrees that its Securities shall for all purposes be personal property. A Securityholder has no interest in specific property of the Company.


                             ARTICLE V

                          SECURITYHOLDERS


           Section 5.1 Powers of Securityholders. The
Securityholders shall have the power to exercise any and all rights or powers granted to the Securityholders pursuant to the express terms of this Agreement and of the By-Laws and shall be subject in all respects to the provisions hereof and thereof.

           Section 5.2 Partition. Each Securityholder waives any and all rights that it may have to maintain an action for partition of the property of the Company.

           Section 5.3 Resignation. A Securityholder may resign from the Company prior to the dissolution and winding up of the Company only upon the assignment of its entire ownership interest in any Securities (including any redemption, repurchase or other acquisition by the Company of such Securities) in accordance with the provisions of this Agreement. A Securityholder who has resigned shall not be entitled to receive from the Company any distribution, the fair value of its Securities or any portion thereof except as otherwise expressly provided for in this Agreement.

           Section 5.4 Liability of Securityholders.

           (a) Except as otherwise provided by the Delaware Act,
(i) the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and
(ii) no Securityholder shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Securityholder of the Company.

           (b) A Securityholder, in its capacity as such, shall have no liability in excess of (i) the amount of its capital contributions, (ii) its share of any assets and undistributed profits of the Company, (iii) any amounts required to be paid by such Securityholder pursuant to this Agreement or any payment and/or indemnity in connection with the registration of transfers of Securities and (iv) the amount of any distributions wrongfully distributed to it to the extent set forth in the Delaware Act.


                            ARTICLE VI

                            MANAGEMENT


           Section 6.1    Management of the Company.

           (a) Except as otherwise expressly provided in this Agreement or in the By-Laws or as provided in the Delaware Act, the business and affairs of the Company shall be managed, and all actions required under this Agreement shall be determined, solely and exclusively by the Board of Directors, which shall have all rights and powers on behalf and in the name of the Company to perform all acts necessary and desirable to the objects and purposes of the Company, including the right to appoint Officers and to authorize any Officer to act on behalf of the Company. Any action taken by the Board of Directors or any duly appointed and acting Officer in accordance with this Agreement or the By-Laws shall constitute the act of, and shall serve to bind, the Company.

           (b) The number of directors of the Company initially shall be six, which number may be increased or decreased as provided in the By-Laws, but shall never be less than three nor more than seven and which shall, at all times during which the Board of Directors shall be acting, have at least one Independent Director. The names of the initial Directors, including the name of the initial Independent Director are set forth in Annex C hereto. The Directors may increase the number of Directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first meeting of Securityholders in the manner provided in the By-Laws. The Directors will serve three-year terms (five years in the case of Independent Directors), subject to earlier death, resignation or removal pursuant to Section 7.3(f) or the By-Laws. The names of the initial Officers, and their offices, are set forth in Annex C hereto. Each such Officer shall have the duties and responsibilities that would apply to his or her office if the Company were a corporation established under the Delaware General Corporation Law, except to the extent that the Directors from time-to-time determine otherwise.

           (c) Each member of the Board of Directors shall be a "manager" of the Company for all purposes of, and within the meaning of, the Delaware Act.

           (d) Without limiting the generality of the foregoing, and subject to the provisions of Section 6.2, the Board of Directors shall have all authority, rights and powers in the management of the business of the Company to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement, including by way of illustration but not by way of limitation, the following:

           (i) to authorize the Company or any Officer of the Company on behalf of the Company, to engage in transactions and dealings, including transactions and dealings with any Securityholder or any Affiliate of any Securityholder and including the entering into and performance by the Company of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Company managerial, investment, advisory and/or related services, office space and other services and facilities upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Company);

           (ii) to call meetings of Securityholders or any class or series thereof;

           (iii) to issue Securities, including Common
      Securities and Preferred Securities, in accordance with the provisions of this Agreement;

           (iv) to pay all expenses incurred in forming the Company to the extent not paid by the Bank or the Branch;

           (v) to authorize, declare or otherwise determine and make dividends or any distribution, in cash or otherwise, on Securities, in accordance with such dividend policies as it may adopt from time to time, the provisions of this Agreement and of the Delaware Act;


           (vi) to purchase, hold and dispose of Eligible Securities in accordance with the Base Investment Guidelines and the Additional Investment Guidelines;

           (vii) to establish, when a record date is not otherwise established by this Agreement, a record date with respect to all actions to be taken hereunder that require a record date to be established, including with respect to allocations, dividends and voting rights;

           (viii) to establish or set aside in their discretion any reserve or reserves for contingencies and for any other proper Company purpose;

           (ix) to redeem or repurchase on behalf of the Company
      Securities which may be so redeemed or repurchased in accordance with the provisions of this Agreement;

           (x) to appoint (and dismiss from appointment) attorneys and agents on behalf of the Company, and employ (and dismiss from employment) any and all Persons providing legal, accounting or financial services to the Company, or such other employees or agents as the Directors deem necessary or desirable for the management and operation of the Company;

           (xi) to incur and pay all expenses and obligations incident to the operation and management of the Company, including, without limitation, the services referred to in the preceding paragraph, taxes, interest, rent and insurance;

           (xii) to acquire and enter into any contract of insurance necessary or desirable for the protection or conservation of the Company and its assets or otherwise in the interest of the Company as the Board of Directors shall determine;

           (xiii) to open accounts and deposit, maintain and withdraw funds in the name of the Company in banks, savings and loan associations, brokerage firms or other financial institutions, which bank accounts if opened prior to December 31, 1997, may be opened by any Officer that is authorized to do so by a written consent of any Director;

           (xiv) to bring and defend on behalf of the Company actions and proceedings at law or equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise;

           (xv) to prepare and cause to be prepared reports, statements and other relevant information for distribution to Securityholders or filing with appropriate regulatory authorities as may be required or determined to be appropriate by the Board of Directors from time to time;

           (xvi) to prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to the assets of the Company;

           (xvii) to execute all other documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary or desirable or incidental to the foregoing; and

           (xviii) to purchase and maintain on behalf of the Company insurance to protect any Director or Officer against any liability asserted against him or her, or incurred by him or her, arising out of his or her status as such.

           (e) Subject to the provisions of Section 6.2, the expression of any power or authority of the Board of Directors shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

           (f) The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with this Agreement and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Company and every
Securityholder: the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its Securities or the payment of other distributions on its Securities; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose or time of creation of any gain or loss on disposition of securities; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation of liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company; and any matters relating to the acquisition, holding and disposition of any assets by the Company.

           (g) The Board of Directors shall cause the Company to use its available funds, after satisfaction of the Company's liabilities and other obligations and distributions to Securityholders in accordance with this Agreement (including upon the occurrence of a Shift Event), to purchase securities that are Eligible Securities in accordance with the Base Investment Guidelines and the Additional Investment Guidelines set forth in
Section 6.2(b).

           Section 6.2 Limits on Board of Directors' Powers.

           (a) Anything in this Agreement to the contrary notwithstanding, the Board of Directors shall not cause or permit the Company to, and the Company shall not:

           (i) incur any indebtedness for borrowed money;

           (ii) except for securities purchased by the Company from the Branch pursuant to the Portfolio Securities Purchase Agreement on the Closing Date under the Purchase Agreement relating to the Series A Preferred Securities, purchase any securities or other assets from the Bank or any Affiliate of the Bank;

           (iii) possess Company Property for other than a Company purpose;

           (iv) admit a Person as a Securityholder, except as expressly provided in this Agreement;

           (v) perform any act that would subject any Preferred Securityholder to liability for (A) the debts, obligations and liabilities of the Company in any jurisdiction, except as expressly provided in this Agreement, or (B) a tax on "unrelated business taxable income" under the Code as a consequence of such act; or

           (vi) engage in any activity that is not consistent with the purposes of the Company, as set forth in Section
      3.1.

           (b) Anything in this Agreement to the contrary notwithstanding, the Board of Directors shall not cause, or permit, the Company to take any of the following actions (such limitations being referred to herein as the "Base Investment Guidelines"):

           (i) acquire any assets other than Eligible Securities;

           (ii) except to fund payment of any distribution with respect to the Common Securities pursuant to Section 7.3(c)(i)(C) and the Special Dividend pursuant to Section 7.3(c)(ii), dispose of securities owned by the Company prior to their maturity without the consent of a majority of the Independent Directors; or

           (iii) dispose of securities owned by the Company primarily for the purpose of realizing gain or decreasing loss on such securities.

           (c) In addition, at any time that the Series A Preferred Securities are not registered with the Commission under
Section 12(g) of the Exchange Act, the Board of Directors shall not cause, or permit, the Company to acquire any assets other than Agency Securities or Restricted Short-Term Instruments or to engage in any other financial transactions and shall cause the
Company:

           (i) to apply the cash proceeds from repayments of the principal amounts of securities as follows:

           (A)  such cash proceeds shall be held in Restricted
                Short-Term Instruments, unless at any time the aggregate amount invested in such Instruments equals or exceeds $40,000,000;

           (B) On the first Business Day after the aggregate amount invested in such Restricted Short-Term Instruments reaches $40,000,000, the Board of Directors shall cause the Company to solicit offers to sell to the Company securities having the characteristics described in paragraph (D) below from at least two but no more than five nationally recognized brokers or dealers that make active markets in such securities. The offer which gives the highest yield shall be chosen, and the securities shall be purchased prior to the close of business on such Business Day.

           (C) If there are not at least two offers of securities meeting the criteria set forth in paragraph
                (D)(1)-(3) below, the cash proceeds from repayments of principal amounts of securities then invested in Restricted Short-Term Instruments and the interest thereon (together with the proceeds of any further repayments of principal of securities) shall continue to be held in Restricted Short-Term Instruments, and offers will be solicited on each Business Day thereafter as provided in paragraph (B) above, until such cash proceeds are invested in securities meeting the criteria set forth in paragraph (D) below in accordance with the procedures set forth in paragraph (B) above and this paragraph (C).

           (D) The securities to be purchased at any time when the aggregate proceeds from repayments of the principal amounts of securities and the interest thereon equal $40,000,000 shall have the following characteristics:

              (1) They shall be the type of Agency Securities (Agency ARMs, Fixed-rate REMICs or Floating-rate REMICs) whose representation (as a percentage of the aggregate unpaid principal amount) in the overall portfolio of securities held by the Company at such time (after giving effect to the repayment of the principal amount of the securities the proceeds of which constitute the amount to be reinvested) has declined the most from its representation in the Initial Portfolio (as described in the section entitled "Description of the Initial Portfolio" in the Offering Memorandum); provided that in the case of Floating-rate REMICs, the coupons thereof shall reset periodically based solely on a London inter-bank offered rate.

              (2) Based on (a) the modeling methodology used for the valuation of the Initial Portfolio as described in the section entitled "Description of the Initial Portfolio" in the Offering Memorandum and (b) the prepayment speed assumptions reported on Bloomberg Financial Markets (or such other screen-based financial information provider which has replaced Bloomberg Financial Markets as the most commonly used financial information provider as a source by brokers and dealers in mortgage-backed securities) on such Business Day, the weighted average life of such securities shall be:

                  (a) in the case of Fixed-rate REMICs, the period of time that is the closest to 10.8 years less that having elapsed from December 5, 1997 through such Business Day;

                  (b)  in the case of Floating-rate REMICs and
                       Agency ARMs, the period such that, following the purchase of new Floating-rate REMICs or Agency ARMs, as the case may be, the aggregate weighted average life of all Floating-rate REMICs or Agency ARMs, as the case may be, held by the Company is the closest to the initial aggregate weighted average life of all Floating-rate REMICs or Agency ARMs, as the case may be, in the Initial Portfolio; provided that the weighted average life of any such Floating-rate REMICs and Agency ARMs shall not exceed the period of time from such Business Day through December 5, 2007.

              (3) The yield shall be the highest yield offered on securities meeting the foregoing three criteria and available in the amount to be invested; and

           (ii) to apply payments of interest amounts received in respect of the securities exclusively to acquire Restricted Short-Term Instruments and to dispose of such Restricted Short-Term Instruments only at such time and in such amounts necessary for (A) the payment of dividends declared by the Board of Directors with respect to the Series A Preferred Securities or the Common Securities (including a Special Dividend as described in, and pursuant to, Section 7.3(c)(ii)) and (B) the redemption of Common Securities pursuant to Sections 7.3(c)(i)(C).

           The guidelines set forth in this sub-section (c) are herein referred to as the "Additional Investment Guidelines".

           (d) Anything in this Agreement to the contrary notwithstanding, the Board of Directors shall not cause, or permit, the Company to take any of the following actions, unless such action shall have received the prior approval of both a majority of the Board of Directors and a majority of the Independent Directors:

           (i) the issuance of any class or series of equity securities of the Company ranking on a parity with the Series A Preferred Securities as to dividend rights or as to rights upon dissolution, liquidation or winding up;

           (ii) any material amendment to or material modification of the Trust Agreement;

           (iii) other than during a Shift Period after a shift in dividend preference pursuant to Section 7.3(c)(i)(A), the payment of dividends on the Common Securities in any Fiscal Year in an amount exceeding the amount by which the net income of the Company (determined in accordance with GAAP) for such Fiscal Year exceeds the stated dividends on the Series A Preferred Securities scheduled to be paid during such Fiscal Year on the Series A Preferred Securities irrespective of whether dividends on the Series A Preferred Securities are in fact declared and paid;

           (iv) other than during a Shift Period, redemption or repurchase of Common Securities without the concurrent redemption of a like proportion (based upon the aggregate redemption price) of outstanding Series A Preferred Securities unless (x) the General Secretariat of the French Banking Commission shall have approved such redemption or repurchase and (y) each Rating Agency then rating the Series A Preferred Securities shall have informed the Company that the redemption or repurchase of such Common Securities would not adversely affect its initial rating of the Series A Preferred
      Securities;

           (v) any modification of the Base Investment Guidelines or the Additional Investment Guidelines;

           (vi) payment of dividends on the Series A Preferred Securities other than out of net income of the Company, determined without regard to gains and losses resulting from any disposition of securities owned by the Company, or out of contributions by the

      Bank to the capital of the Company; and

           (vii) other than during a Shift Period, disposition of any security owned by the Company prior to its maturity.

           Section 6.3 Specific Authorization concerning the Operating Documents. The Company and any Director or Officer may enter into and perform the Operating Documents without any further act, or approval, of any Securityholder, Director, Officer or other Person, notwithstanding any other provisions of this Agreement, the Delaware Act or other applicable law, rule or regulation. The authorization set forth in the preceding sentence shall not be deemed a restriction on the power of any Director or any Officer to enter into any agreement on behalf of the Company.

           Section 6.4 Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Board of Directors and of any duly appointed and acting Officers. In dealing with the Board of Directors or any Officer duly appointed and acting as set forth in this Agreement or in the By-Laws, no Person shall be required to inquire into the authority of the Board of Directors or any such Officer to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of the Board of Directors or any Officer duly appointed and acting as set forth in this Agreement or in the By-Laws.

           Section 6.5 No Management by Any Preferred
Securityholders. Except as otherwise expressly provided herein, no Preferred Securityholder, in its capacity as a Preferred Securityholder of the Company, shall take part in the day-to-day management, operation or control of the business and affairs of the Company. The Preferred Securityholders, in their capacity as Preferred Securityholders of the Company, shall not be agents of the Company and shall not have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

           Section 6.6 Business Transactions of the Common Securityholder with the Company. Subject to Sections 6.1 and 6.2 of this Agreement and applicable law, as long as a Registration Statement is effective a Common Securityholder and any of its Affiliates may hold deposits of, and enter into business transactions with, the Company and, subject to applicable law, shall have the same rights and obligations with respect to any such matters as Persons who are not a Common Securityholder or Affiliates thereof.

           Section 6.7 Outside Businesses. Any Director, Officer, Securityholder or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Securityholders shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Director, Officer, Securityholder or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Director, Officer, Securityholder or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

           Section 6.8 Duties of Independent Directors. Except with respect to enforcement of the Contingent Support Agreement, the Independent Directors shall, in assessing the benefit to the Company of any proposed action requiring hereunder or under the By-Laws their affirmative vote take into account the interests of both the Common Securityholders and the Preferred Securityholders, including, without limitation, the Series A Preferred Securityholders. In considering the interests of the Preferred Securityholders, including without limitation the Series A Preferred Securityholders, the Independent Directors shall owe the Preferred Securityholders the same duties which the Independent Directors owe to the Common Securityholders.


                            ARTICLE VII

            COMMON SECURITIES AND PREFERRED SECURITIES


           Section 7.1  Common Securities and Preferred Securities.

           (a) The Securities of the Company shall be divided into two classes, Common Securities and Preferred Securities. There is hereby authorized for issuance and sale of Common Securities having an aggregate liquidation preference of $1,500,000,000. The Branch, as the initial Common Securityholder, shall be deemed to be issued one (1) Common Security upon its designation as the Common Securityholder pursuant to Section 2.2 of this Agreement. The Common Securityholder shall be deemed to be issued one additional Common Security for each $10,000 in total value of cash or property (as determined in good faith by the Board of Directors) contributed by the Common Securityholder to the Company pursuant to Section 4.2 and identified on Schedule
7.1 hereto.

           (b) No Common Securityholders or Preferred
Securityholders shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of Preferred Securities whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of a dividend or other distribution.

           (c) A Preferred Security shall be represented by the corresponding Preferred Certificate. Common Securities shall not be evidenced by any certificate or other written instrument, but shall only be evidenced by this Agreement.

           (d) Upon issuance of the Preferred Securities as provided in this Agreement, the Preferred Securities so issued shall be deemed to be validly issued, fully paid and nonassessable.

           (e) So long as any Preferred Securities are outstanding:

           (i) the Branch and/or one or more Affiliates of the Bank shall be the sole Common Securityholder;

           (ii) the Common Securityholders shall not take any action to dissolve, liquidate or wind up the Company unless the Bank is also being dissolved, liquidated or wound up.

           (f) Each Preferred Securityholder and each Common Securityholder agree that the Company and each Securityholder will treat the Preferred Securityholders as holders of the Preferred Securities for all purposes and not as holders of an interest in the Bank or any other Person.

           Section 7.2 General Provisions Regarding Preferred
                       Securities.

           (a) There is hereby authorized for issuance and sale of Preferred Securities having an aggregate liquidation preference of $1,500,000,000. The specific designation, dividend rate, liquidation preference, redemption terms, voting rights, and other powers, preferences and special rights and limitations of the Series A Preferred Securities are set forth in this Agreement. Subject to the express provisions of this Agreement and of the By-Laws, the Board of Directors shall have authority to fix the terms of each other series of Preferred Securities that may be issued by the Company by adopting in accordance with the provisions of this Agreement a Certificate of Designation relating to each such other series of Preferred Securities that shall set forth the preferences and other terms of such series, including without limitation the following: (1) the title and stated value of such series; (2) the number of securities of such series offered and the liquidation preference per security of such series; (3) the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such series; (4) whether such class or series of Preferred Securities is cumulative or not and, if cumulative, the date from which dividends on such series shall accumulate; (5) the provision for a sinking fund, if any, for such series; (6) the provision for redemption, if applicable, of such series; (7) any voting rights of such series; (8) the relative ranking and preferences of such series as to dividend rights and rights upon dissolution, liquidation or winding up of the affairs of the company; (9) any limitations on issuance of any series of Preferred Securities ranking senior to or on a parity with such series of Preferred Securities as to dividend rights and rights upon dissolution, liquidation or winding up of the affairs of the Company; and (10) any other specific terms, preferences, rights, limitations or restrictions of such series. Upon such adoption by the Board of Directors, each such Certificate of Designation shall thereupon be incorporated into and deemed to be part of this Agreement.

           (b) All Preferred Securities shall rank senior to all other Securities in respect of the right to receive dividends or other distributions and the right to receive payments out of the assets of the Company upon voluntary or involuntary dissolution, winding-up or termination of the Company in accordance with the provisions hereof (subject to the consequences of a Shift Event occurring as provided in Section 7.3 or in any Certificate of Designation). All Preferred Securities redeemed, purchased or otherwise acquired by the Company shall be canceled. The

Preferred Securities shall be issued in registered form only.

           (c) Neither the Bank nor any Affiliate of the Bank shall have the right to vote or give or withhold consent with respect to any Preferred Security owned by it, directly or indirectly, and, for purposes of any matter upon which the Preferred Securityholders may vote or give or withhold consent as provided in this Agreement, Preferred Securities owned by the Bank or any Affiliate of the Bank shall be treated as if they were not outstanding.

           (d) The Company shall, together with each payment of dividends on Preferred Securities, mail a notice to each Owner stating that (i) for so long as any Preferred Securities are outstanding, no Person may acquire any Preferred Securities unless such Person at the date of acquisition is a QIB and (ii) any Person who acquires a Preferred Security in violation of the foregoing clause may be required by the Company to sell such Preferred Security or its interest therein to a Person that is a QIB. The Company has the right, at any time, to request that any Owner of Series A Preferred Securities certify that, as of the time it acquired the Series A Preferred Securities or an interest therein, such Person was a QIB.

           (e) The payment of dividends and payments of distributions by the Company in liquidation or on redemption in respect of Preferred Securities shall not be guaranteed by the Common Securityholder; provided, however, that the foregoing shall not be interpreted to prevent the Common Securityholder from entering into and performing the Contingent Support Agreement.

           Section 7.3  Series A Preferred Securities.

           (a) Designation. There shall hereby be designated as a series of Preferred Securities the Noncumulative Preferred Securities, Series A (the "Series A Preferred Securities"). The Series A Preferred Securities shall have a liquidation preference of $10,000 per Security and $500,000,000 in the aggregate for all Series A Preferred Securities.

           (b) Dividends.

           (i) Dividend Rights and Payment Dates. Series A Preferred Securityholders shall be entitled to receive, when, as and if declared by the Board of Directors, out of the Company's net income, determined without regard to capital gains or losses, and out of contributions by the Bank to the capital of the Company, cash dividends from the date of original issue of the Series A Preferred Securities payable on a noncumulative basis as follows: through (A) December 5, 2007, semi-annually in arrears on the fifth day of June and December of each year (or if such day is not a Business Day on the next succeeding Business Day), commencing June 5, 1998, and (B) thereafter, quarterly in arrears on the third Wednesday of March, June, September and December of each year (or if such day is not both a Business Day and a London Business Day on the next succeeding day that is both a Business Day and a London Business Day). "Series A Dividend Payment Date" refers to each date on which dividends are payable in accordance with the preceding sentence, without reference, in the case of clause (A) above, to the parenthetical appearing therein. Dividends payable on each Series A Dividend Payment Date will be calculated as provided in (ii) below and will accrue from and including the immediately preceding Series A Dividend Payment Date (or from and including December 5, 1997 with respect to the dividend payable June 5, 1998) to but excluding the relevant Dividend Payment Date or date fixed for redemption ("Redemption Date"), as the case may be (each such period, a "Series A Dividend Period").

           (ii) Dividend Rates. With respect to each Series A Dividend Period from December 5, 1997 to December 5, 2007, dividends will be calculated on the liquidation preference of such Securities at a fixed rate of 7.738% per annum, calculated on the basis of a 360-day year of twelve 30-day months. Any dividend paid with respect to Series A Preferred Securities on the Business Day following the relevant Series A Dividend Payment Date pursuant to the provisions of Section 7.3(b)(i) shall be paid without adjustment, interest or further payment as a result of the delay. With respect to each Series A Dividend Period commencing on or after December 5, 2007, dividends will be calculated on the liquidation preference of the Series A Preferred Securities, on a weekly basis for each week in such Series A Dividend Period, from and including the LIBOR Reset Date falling in such week to but excluding the LIBOR Reset Date falling in the next succeeding week (each such period, a "Weekly Dividend Period"), at a rate per annum equal to 2.8% plus One-Week LIBOR determined on the related LIBOR Determination Date for such Weekly Dividend Period. The dividend in respect of each Weekly Dividend Period will be calculated on the basis of a 360-day year and the actual number of days in such Weekly Dividend Period. "LIBOR Reset Date" means the Wednesday of each week falling in a Series A Dividend Period commencing on or after December 5, 2007. Each Series A Dividend Payment Date commencing December 5, 2007 will also be a LIBOR Reset Date.

           (iii) Recipients. Each declared dividend shall be payable to holders of record as they appear on the securities register of the Company on the applicable record date for the Series A Preferred Securities, which will be (i) for so long as the Series A Preferred Securities are issued as Book-Entry Preferred Certificates, one Business Day prior to the relevant Series A Dividend Payment Date, and (ii) for so long as the Series A Preferred Securities are issued in certificated, fully registered form, the fifteenth day (whether or not a Business
Day) prior to the relevant Series A Dividend Payment Date.

           (iv) LIBOR Calculations. The Calculation Agent will calculate One-Week LIBOR for each Weekly Dividend Period on the second London Business Day before the applicable LIBOR Reset Date at the beginning of such Weekly Dividend Period (a "LIBOR Determination Date") and will make such rate calculation available upon request to Series A Preferred Securityholders. On each LIBOR Determination Date, the Calculation Agent will determine One-Week LIBOR as follows:

           (A) One-Week LIBOR will be determined on the basis of the offered rates for one-week deposits in U.S. dollars of not less than U.S.$1,000,000, commencing on the second London Business Day immediately following such LIBOR Determination Date, which appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on such LIBOR Determination Date. If no rate appears on Telerate Page 3750, One-Week LIBOR for such LIBOR Determination Date will be determined in accordance with the provisions of paragraph (B) below.

           (B) With respect to a LIBOR Determination Date on which no rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, the Calculation Agent shall on such LIBOR Determination Date request the principal London offices of each of four major reference banks in the London interbank market selected by the Calculation Agent to provide the Calculation Agent with a quotation of the rate at which one-week deposits in U.S. dollars, commencing on the second London Business Day immediately following such LIBOR Determination Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than U.S.$1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, One-Week LIBOR for such LIBOR Determination Date will be the arithmetic mean of such quotations as calculated by the Calculation Agent. If fewer than two quotations are provided, One-Week LIBOR for such LIBOR Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks, having a one-week maturity commencing on the second London Business Day immediately following such LIBOR Determination Date and in a principal amount equal to an amount of not less than U.S.$1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, One-Week LIBOR for such LIBOR Determination Date will be One-Week LIBOR determined with respect to the immediately preceding LIBOR Determination Date.

           All percentages resulting from any calculation regarding dividends on the Series A Preferred Securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation will be rounded, in the case of United States dollars, to the nearest cent.

           (v) Dividends not Cumulative. The right of Series A Preferred Securityholders to receive dividends is noncumulative. Accordingly, if, for any reason, the Board of Directors does not declare a dividend payable in respect of any Series A Dividend Period, Series A Preferred Securityholders will have no right to receive a dividend in respect of such Series A Dividend Period, and the Company will have no obligation to pay a dividend in respect of such Series A Dividend Period, whether or not dividends are authorized and declared payable or paid in respect of any future Series A Dividend Period, except as otherwise expressly provided in Section 7.3(c)(i)(B).

           (vi) Parity and Junior Securities. If any Series A
Preferred Securities are outstanding:

           (A) no dividends or other distributions shall be declared or paid or set apart for payment on any Parity Securities in any Series A Dividend Period unless full dividends or prorated dividends (in the case of partial dividends on Parity Securities, as calculated pursuant to the next succeeding sentence) have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for such payments on the Series A Preferred Securities for the immediately preceding Series A Dividend Period except as otherwise expressly provided in the next succeeding sentence or Section 7.3(c)(i). When sufficient funds are not available to pay dividends in full (or a sum sufficient for such full payment is not so set apart) for any Series A Dividend Period upon the Series A Preferred Securities and any Parity Securities, all dividends declared on the Series A Preferred Securities and Parity Securities shall only be declared pro rata based upon the respective amounts that would have been paid on the Series A Preferred Securities and any Parity Securities had dividends been declared in full, except as otherwise expressly provided in Section 7.3(c)(i).

           (B) except as otherwise expressly provided in Section 7.3(c)(i), no dividends or other distributions shall be declared or paid or set apart for payment on any Junior Securities with respect to any period of time included in any Series A Dividend Period unless full dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred Securities for the then-current Series A Dividend Period.

           (vii) Dividend Preference vis-a-vis Common Securities and other Junior Securities. In addition to the restriction set forth in Section 7.3(b)(vi) and except as otherwise expressly provided in Section 7.3(c), the Company shall not declare, pay or set apart funds for any dividends or other distributions with respect to any Common Securities or other Junior Securities or repurchase, redeem or otherwise acquire, or set apart funds for repurchase, redemption or other acquisition of, any Common Securities or other Junior Securities through a sinking fund or otherwise, unless and until (i) full dividends on the Series A Preferred Securities for the two most recent preceding Series A Dividend Periods (or such lesser number of Series A Dividend Periods during which Series A Preferred Securities have been outstanding) are declared and paid or declared and a sum sufficient for payment has been paid over to the dividend disbursing agent for payment of such dividends and (ii) the Company has declared a cash dividend on the Series A Preferred Securities at the annual dividend rate for the then-current Series A Dividend Period, and sufficient funds have been paid over to the dividend disbursing agent for the payment of such cash dividend for such then-current Series A Dividend Period; provided, however, that notwithstanding the foregoing restrictions the Company may repurchase or redeem Common Securities pursuant to Section 6.2(d)(iv).

           (viii) Senior Securities. No dividend shall be paid or set aside for Series A Preferred Securityholders for any Series A Dividend Period unless full dividends have been paid or set aside for the holders of each series of equity securities, if any, ranking prior to the Series A Preferred Securities as to dividends for such Series A Dividend Period.

           (ix) Registration under the Exchange Act. During any period following May 31, 1998 in which a Registration Statement is not effective, the Company will pay as liquidated damages an additional dividend on the liquidation preference of the Series A Preferred Securities at a rate of 0.25% per annum from and including the date on which the Registration

Statement ceases to be effective (or May 31, 1998, if it is not effective on such date) to but excluding the date on which a Registration Statement again becomes effective. Any additional dividend that accrues pursuant to the foregoing sentence during a Series A Dividend Period shall be payable on the Dividend Payment Date that ends such Series A Dividend Period, in the same manner and subject to the same limitations and conditions as the regular dividends on the Series A Preferred Securities for such Series A Dividend Period pursuant to this Section 7.3(b).

           (c) Shift Event. (i) Notwithstanding anything to the contrary in this Agreement:

           (A) if during a Shift Period, an annual meeting of shareholders of the Bank fails to declare dividends on the Bank's common stock with respect to the then-most recent fiscal year or the Board of Directors of the Bank announces that it does not intend to propose to the shareholders' meeting the declaration of a dividend on the Bank's common stock with respect to the then-most recent fiscal year or the then-current fiscal year, the dividend preference set forth in Section 7.3(b)(vi) shall be modified such that all net income of the Company will be distributed to the Common Securityholder (a "shift in dividend preference") unless the Common Securityholder (subject to the prior approval of the General Secretariat of the French Banking Commission), causes the Company to pay all or part of a dividend on the Series A Preferred Securities for such Series A Dividend Period;

           (B) during or after termination of a Shift Period, if the Bank declares a dividend with respect to any capital stock of the Bank constituting Tier 1 capital, the Company shall pay, to the extent the Company shall have funds available therefor in accordance with the provisions of this Agreement and applicable law, and whether or not declared by the Board of Directors, dividends on the Series A Preferred Securities with respect to the Series A Dividend Period during which such declaration is made and the two succeeding Series A Dividend Periods; and

           (C) within ten Business Days after the occurrence of a Shift Event as determined in accordance with subsection (c)(iv) below, the Company shall pay, whether or not any action is taken by the Board of Directors, in redemption of all but one Common Security outstanding, to the extent the Company shall have funds legally available therefor, an amount equal to $10,000 per Common Security being redeemed at such time payable either in cash or in securities owned by the Company.

           (ii) If the Bank's Tier 1 risk-based capital ratio as shown on the latest Capital Adequacy Certificate declines below the minimum percentage required at that time by French banking regulations, all of the Company's net assets remaining after the distribution is made with respect to the Common Securities pursuant to Section 7.3(c)(i)(C) (other than assets having a market value of $41,200,000) will be distributed, whether or not such distribution is declared by the Board of Directors, with respect to the Common Securities (the "Special Dividend") on the Business Day immediately succeeding the date of delivery to the Company of such Capital Adequacy Certificate.

           (iii) the allocations of profits, gains and losses specified in Section 4.4 shall be deemed amended to the extent necessary to permit payment of the amounts specified in subsections (i) and (ii) of this Section
7.3(c).

           (iv) (A) For purposes of determining when a Shift Event has occurred as a result of the Bank's total risk-based capital ratio or Tier 1 risk-based capital ratio falling below the minimum percentages required by French banking regulations,
(I) no later than the tenth Business Day after each date on which the Bank first publishes its audited annual financial statements or its semi-annual financial statements (whether audited or unaudited), the Bank shall deliver to the Company a certificate (a "Capital Adequacy Certificate") setting forth the Bank's total risk-based capital ratio and Tier 1 risk-based capital ratio as of the date of the balance sheet included in such financial statements, (II) the Bank's calculations of such ratios shall be deemed to be correct absent manifest error, and (III) if a Capital Adequacy Certificate shows that the Bank's total-risk based capital ratio or Tier 1 risk-based capital ratio is less than the minimum then required by French banking regulations, the related Shift Event shall be deemed to occur at the opening of business on the Business Day immediately succeeding the date of delivery of such Capital Adequacy Certificate to the Company.

           (B) The Company shall mail a written notice of the occurrence of a Shift Event, and of termination of any Shift Period, to each holder of record of Series A Preferred Securities at the address for such holder as shown on the Company's register of holders promptly and in any event within five Business Days after such occurrence or termination.

           (d) Redemption Terms. (i) The Series A Preferred Securities shall not be redeemable prior to December 5, 2007 (except upon the occurrence of a Regulatory Event as provided in Section 7.3(d)(iii)). On or after such date, the Series A Preferred Securities shall be redeemable at the option of the Company, in whole or in part, at any time or from time to time (except during a Shift Period following the payment by the Company of a Special Dividend to the Common Securityholder pursuant to Section 7.3(c)(ii)) on not less than 30 nor more than 60 days' notice by mail, at a redemption price of $10,000 per security, plus unpaid dividends thereon for the then-current Series A Dividend Period to the Redemption Date and any declared and unpaid dividends in respect of prior Series A Dividend Periods, without interest, but without accumulation of any undeclared and unpaid dividends for any prior Series A Dividend Period. Any such redemption is subject to applicable regulatory and other requirements including receipt of the prior approval of the General Secretariat of the French Banking Commission. If the Company has sufficient funds to pay dividends on any Series A Preferred Securities but dividends are unpaid, no Series A Preferred Securities shall be redeemed unless all outstanding Series A Preferred Securities are redeemed and the Company shall not purchase or otherwise acquire any Series A Preferred Securities; provided, however, that the Company may purchase or acquire Series A Preferred Securities pursuant to a purchase or exchange offer made on the same terms to all Preferred Securityholders.

           (ii) In the event that fewer than all of the outstanding Series A Preferred Securities are to be redeemed, the number of Series A Preferred Securities to be redeemed shall be determined by the Board of Directors, and the securities to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which the Series A Preferred Securities may then be listed and, if the Series A Preferred Securities are then held by DTC (or its nominee) in the form of a global security, any applicable requirements of DTC. The Company shall promptly notify the registrar and transfer agent for the Series A Preferred Securities in writing of the Series A Preferred Securities selected for redemption and, in the case of any Series A Preferred Securities selected for partial redemption, the liquidation preference thereof to be redeemed.

           (iii) (A) Except during a Shift Period following the payment by the Company of a Special Dividend to the Common Securityholder pursuant to Section 7.3(c)(ii), the Company will also have the right at any time prior to December 5, 2007, upon the occurrence of a Regulatory Event, to redeem the Series A Preferred Securities in whole (but not in part) at a redemption price equal to the higher of $10,000 per security or the Make-Whole Amount per security, plus unpaid dividends thereon for the then-current Series A Dividend Period and any declared and unpaid dividends in respect of prior Series A Dividend Periods, without interest, but without accumulation of any undeclared and unpaid dividends for any prior Series A Dividend Period.

           (B) For purposes of this Section 7.3(d)(iii):

           the "Make-Whole Amount" shall be equal to the amount as determined by the Calculation Agent, equal to the sum of the present value of the liquidation preference of the Series A Preferred Securities at December 5, 2007, together with the present values of scheduled non-cumulative dividend payments from the
           Regulatory Event Redemption Date to December 5, 2007 (the "Remaining Life"), in each case discounted to the Regulatory Event Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate;

           "Adjusted Treasury Rate" means, with respect to any Regulatory Event, Redemption Date, (I) the Treasury
           Rate plus (II) 0.25%;

           "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H. 15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the quarterly equivalent yield to maturity of the Comparable Treasury issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Regulatory Event Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Regulatory Event Redemption Date;

           "Comparable Treasury Issue" means, with respect to any Regulatory Event Redemption Date, the United States Treasury security selected by the Company as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues or corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after December 5, 2007, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

           "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations of such Regulatory Event Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Calculation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

           "Primary Treasury Dealer" means a primary U.S. Government securities dealer in New York City.

           "Reference Treasury Dealer" means any Primary Treasury
           Dealer selected by the Calculation Agent after consultation with the Company.

           "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Regulatory Event Redemption Date, the average, as determined by the Calculation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Calculation Agent by such Reference Treasury Dealer at 5:00 p.m. New York City time, on the third Business Day preceding such Regulatory Event Redemption Date.

           "Regulatory Event" means a Change of Capital Event or a Tax Event.

           "Change of Capital Event" means a notification to BNP and the Company by the French Banking Commission of its finding, in its sole discretion, that the Company's Preferred Securities do not constitute Tier 1 capital of BNP on a consolidated basis for purposes of the application of French banking regulations.

           "Tax Event" means the receipt by the Company of an opinion of a nationally recognized law firm experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or France or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) ("Administrative Action") or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Preferred
           Securities, there is more than an insubstantial risk that (i) the Company, is, or will be subject to more than a de minimis amount of additional taxes, duties, governmental charges or civil claims or (ii) the payments on the Series A Preferred Securities will not be respected as payments to Series A Preferred Securityholders for tax purposes, and as a result, the Bank is or will be subject to more than a de minimis amount of additional taxes, duties, governmental charges or civil claims.

           (e) Liquidation Terms. (i) In the event of (A) any voluntary or involuntary dissolution, liquidation or winding up of the Company occurring without a simultaneous liquidation of the Bank or (B) a dissolution, liquidation or winding-up of the Company occurring pursuant to Section 15.2(c) but outside a Shift
Period:

           (A) the Series A Preferred Securityholders shall be entitled to receive out of assets of the Company available for distribution to Securityholders, before any distribution of assets is made to holders of Common Securities or any other class of securities ranking junior to the Series A Preferred Securities upon liquidation, liquidating distributions in an amount equal to the liquidation preference per security, plus unpaid dividends thereon with respect to the then-current Series A Dividend Period to the date of liquidation and any declared and unpaid dividends in respect of prior Series A Dividend Periods (without interest) but without accumulation of any undeclared and unpaid dividends for any prior Series A Dividend Period ("Liquidation Distribution").

           (B) After payment of the full amount of the Liquidation Distribution to which they are entitled, the Series A Preferred Securityholders shall have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary dissolution, liquidation or winding up, the available assets of the Company are insufficient to pay the amount of the Liquidation Distribution on all outstanding Series A Preferred Securities and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking on a parity with the Series A Preferred Securities as to the distribution of assets upon any dissolution, liquidation or winding up of the affairs of the Company, then the holders of the Series A Preferred Securities and such other classes or series of capital securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. For such purposes, the consolidation or merger of the Company with or into any other entity, the consolidation or merger of any other entity with or into the Company or the sale of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

           (ii) In the event of any dissolution, liquidation or winding up of the Company occurring pursuant to Section 15.2(c) during a Shift Period, the outstanding Common Securities will have a preference upon liquidation of the Company (and the liquidation preference of the Series A Preferred Securities stipulated in subsection 7.3(e)(i)(A) will be subordinated) to the extent, if any, that all liabilities of the Bank (including any debt instruments, such as titres participatifs and prets participatifs, constituting Tier 2 capital), have not been paid in full. Following payment of all such Bank liabilities, the Series A Preferred Securities will have a preference with respect to any remaining assets of the Company.

           (f) Voting Rights. (i) Except as expressly required by applicable law, or except as indicated below, the holders of the Series A Preferred Securities shall not be entitled to vote. In the event the Series A Preferred Securityholders are entitled to vote as indicated below, each Series A Preferred Security shall be entitled to one vote on matters on which Series A Preferred Securityholders are entitled to vote.

           (ii) The Series A Preferred Securityholders, voting together as a class with the holders of any Parity Securities upon which the same voting rights as those of the Series A Preferred Securities have been conferred, will have the right to remove the initial Independent Director at any time with or without cause. Removal of, and election of a replacement for, the initial Independent Director requires the vote of Series A Preferred Securityholders (voting together as a class with any such Parity Securities) holding a Majority in Liquidation Preference of the outstanding Series A Preferred Securities and any such Parity Securities. A meeting of the Series A Preferred Securityholders (and holders of any such Parity Securities) may be called by the holders of at least 25% in Liquidation Preference of the outstanding Series A Preferred Securities and any such Parity Securities. The Series A Preferred Securityholders (voting together as a class with any such Parity Securities) also have the right to replace the initial Independent Director at the end of the initial and subsequent five-year term of office of such initial Independent Director.

           (iii) If full dividends on Series A Preferred Securities shall not have been paid for two consecutive Series A Dividend Periods or if a Shift Period is in effect, the maximum authorized number of directors of the Company shall be increased by one. Subject to compliance with any requirement for regulatory approval of (or non-objection to) persons serving as directors, the Series A Preferred Securityholders, voting together as a class with the holders of any such Parity Securities, shall have the exclusive right to elect the additional director at the Company's next meeting of Securityholders (including a special meeting called for such purpose) and at each subsequent meeting at which such director's term expires until (x) full dividends have been paid or declared and a sum sufficient for payment thereof is set apart for payment on the Series A Preferred Securities for four consecutive Series A Dividend Periods and (y) if a Shift Event has occurred, the related Shift Period shall have been terminated. The term of such director elected thereby shall terminate, and the total number of directors shall be decreased by one, upon the first meeting of Securityholders after the payment or the declaration and setting aside for payment of full dividends on the Series A Preferred Securities for four consecutive Series A Dividend Periods and if a Shift Period is not then in effect. Any such director may be removed with or without cause by, and shall not be removed except by, the vote of the holders of record of a majority of the outstanding Series A Preferred Securities and such Parity Securities entitled to vote, voting together as a single class without regard to series, at a meeting of the Company's securityholders, or of the Series A Preferred Securityholders and such Parity Securities so entitled to vote thereon, called for that purpose by holders of at least 25% of the outstanding Series A Preferred Securities and such Parity Securities. During any Shift Period or so long as full dividends on the Series A Preferred Securities shall not have been paid for four consecutive Series A Dividend Periods, (i) any vacancy in the office of any such director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by any such remaining director and filed with the Company, and (ii) in the case of the removal of any such director, the vacancy may be filled by vote of the holders of a Majority in Liquidation Preference of the outstanding Series A Preferred Securities and such Parity Securities entitled to vote, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted.

           (iv) So long as any Series A Preferred Securities are outstanding, the Company shall not, without the consent or vote of at least two-thirds in Liquidation Preference of the outstanding Series A Preferred Securities, voting separately as a class, (a) amend, alter or repeal or otherwise change any provision of this Agreement if such amendment, alteration, repeal or change would materially and adversely affect the rights, preferences, powers or privileges of the Series A Preferred Securities, (b) modify, amend or terminate the Contingent Support Agreement, (c) authorize, create or increase the authorized amount of or issue any class or series of any equity securities of the Company, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of the Company, ranking prior to the Series A Preferred Securities, either as to dividend rights or rights on dissolution, liquidation or winding up of the Company or (d) merge, consolidate, reorganize or effect any other business combination involving the Company, unless the resulting entity will thereafter have no class or series of equity securities either authorized or outstanding ranking prior to the Series A Preferred Securities as to dividends or as to the distribution of assets upon dissolution, liquidation or winding up, except the same number of shares of such equity securities with the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions or redemption as the shares of equity securities of the Company that are authorized and outstanding immediately prior to such transaction, and each Series A Preferred Securityholder immediately prior to such transaction shall receive securities with the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions or redemption of the resulting entity as the Series A Preferred Securities held by such

Series A Preferred Securityholders immediately prior thereto.

           (v) The creation or issuance of Parity Securities or Junior Securities, or an amendment that increases the number of authorized Preferred Securities, or Series A Preferred Securities or any Junior Securities or Parity Securities, shall not be deemed to be a material and adverse change requiring a vote of the Preferred Securityholders.

                           ARTICLE VIII

                        VOTING AND MEETINGS

           Section 8.1 Voting Rights of Preferred Securityholders.

           (a) Except as shall be otherwise expressly provided herein, in the By-Laws or in any Certificate of Designation adopted by the Board of Directors or as otherwise required by the Delaware Act, the Preferred Securityholders shall have no right or power to vote on any question or matter or in any proceeding or to be represented at, or to receive notice of, any meeting of Securityholders.

           (b) Notwithstanding that Securityholders holding Preferred Securities are entitled to vote or consent under any of the circumstances described in this Agreement, the By-Laws or any such Certificate of Designation, any of the Preferred Securities that are owned by the Bank or any Affiliate of the Bank, either directly or indirectly, shall not be entitled to vote or consent and shall, for the purposes of such vote or consent, be treated as if they were not outstanding.

           Section 8.2 Voting Rights of Common Securityholders. Except as otherwise provided herein, and except as otherwise provided by the Delaware Act, all voting rights of the Securityholders shall be vested exclusively in the Common Securityholders. The Common Securities shall entitle the Common Securityholders to vote in proportion to their percentage ownership interest in the Company upon all matters upon which Common Securityholders have the right to vote. All Common Securityholders shall have the right to vote separately as a class on any matter on which the Common Securityholders have the right to vote regardless of the voting rights of any other Securityholder.

           Section 8.3 Meetings of the Securityholders.

           (a) Meetings of the Securityholders of any class or of all classes of Securities may be called at any time by the Board of Directors or as provided by this Agreement or the By-Laws. Except to the extent otherwise provided, the following provisions shall apply to meetings of Securityholders.

           (b) Securityholders may vote in person or by proxy at such meeting. Whenever a vote, consent or approval of Securityholders is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Securityholders or by written consent.

           (c) Each Securityholder may authorize any Person to act for it by proxy on all matters in which a Securityholder is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Securityholder or a Person authorized by the Securityholder in writing or otherwise. Every proxy shall be revocable at the pleasure of the Securityholder executing it at any time before it is voted.

           (d) Each meeting of Securityholders shall be conducted by the Board of Directors or by such other Person that the Board of Directors may designate.

           (e) Any required approval of Preferred Securityholders may be given at a meeting of such Preferred Securityholders convened for such purpose or at a meeting of Securityholders of the Company or pursuant to written consent. The Board of Directors shall cause a notice of any meeting at which Preferred Securityholders holding Preferred Securities are entitled to vote pursuant to Section 7.3, any Certificate of Designation adopted by the Board of Directors or Article XIV of this Agreement, or of any matter upon which action may be taken by written consent of such Preferred Securityholders, to be mailed to each holder of record of the Preferred Securities. Each such notice shall include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any action proposed to be taken at such meeting on which such Preferred Securityholders are entitled to vote or of such matters upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

           (f) Subject to Section 8.3(e) of this Agreement, the Board of Directors, in its sole discretion, shall establish all other provisions relating to meetings of Securityholders, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Securityholders, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                            ARTICLE IX

                             DIVIDENDS

           Section 9.1  Dividends.

           (a) Subject to the terms of this Article IX, Preferred Securityholders shall receive periodic dividends, if any, in accordance with Article VII of this Agreement or any Certificate of Designation duly adopted by the Board of Directors, only when, as, and if declared by the Board of Directors, and Common Securityholders shall receive periodic dividends and distributions, subject to Article VII of this Agreement or any Certificate of Designation duly adopted by the Board of Directors, and to the provisions of the Delaware Act, when, as, and if declared by the Board of Directors, in its discretion, except as may otherwise be expressly provided herein with respect to the occurrence of a Shift Event.

           (b) A Securityholder shall not be entitled to receive any dividend or other distribution with respect to any dividend payment date (and any such dividend or other distribution shall not be considered due and payable), irrespective of whether such dividend or other distribution has been declared by the Directors, until such time as the Company shall have funds legally available for the payment of such dividend to such Securityholder pursuant to the terms of this Agreement and the Delaware Act, and notwithstanding any provision of Section 18-606 of the Delaware Act to the contrary, until such time, a Securityholder shall not have the status of a creditor of the Company, or the remedies available to a creditor of the Company, with respect to such dividend or other distribution. It is specifically agreed by the Common Securityholder that the Delaware Act currently permits dividends to be paid out of capital of the Company as contemplated hereby in certain circumstances.

           Section 9.2 Limitations on Distributions.
Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution (including a dividend) to any Securityholder on account of its Security if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.

                            ARTICLE X

                        BOOKS AND RECORDS

           Section 10.1 Financial Statements. The Board of Directors shall, as soon as available after the end of each Fiscal Year, cause to be prepared and mailed to each Common Securityholder of record the audited financial statements of the Company for such Fiscal Year prepared in accordance with generally accepted accounting principles. At any time when a Registration Statement is not effective, the Company will make available to each Series A Preferred Securityholder and prospective purchaser of Series A Preferred Securities upon request the information required by paragraph (d) (4) of Rule 144A.

           Section 10.2 Limitation on Access to Records. Notwithstanding any provision of this Agreement, the Board of Directors may, to the maximum extent permitted by law, keep, or cause to be kept, confidential from the Preferred Securityholders, for such period of time as the Board of Directors deems reasonable, any information the disclosure of which the Board of Directors reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board of Directors in good faith believe is not in the best interest of the Company or could damage the Company or its business or which the Company or the Board of Directors are required by law or by an agreement with any Person to keep confidential.

           Section 10.3 Accounting Method. For both financial and tax reporting purposes and for purposes of determining profits and losses, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate and adequate for the Company's business.

           Section 10.4 Annual Audit. As soon as practical after the end of each Fiscal Year, but not later than 90 days after such end, the financial statements of the Company shall be audited by a firm of independent certified public accountants selected by the Board of Directors, and such financial statements shall be accompanied by a report of such accountants containing their opinion. The cost of such audits shall be an expense of the Company and paid by the Company.

                            ARTICLE XI

                            TAX MATTERS

           Section 11.1  Company Tax Returns.

           (a) The Branch is hereby designated as the Company's "Tax Matters Partner" under Section 6231(a) (7) of the Code and shall have all the powers and responsibilities of such position as provided in the Code. The Tax Matters Partner is specifically directed and authorized to take whatever steps the Tax Matters Partner, in its discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the Treasury Regulations. Expenses incurred by the Tax Matters Partner in its capacity as such shall be borne by the Company.

           (b) The Tax Matters Partner shall cause to be prepared and timely filed all tax returns required to be filed for the Company. The Tax Matters Partner may, in its discretion, cause the Company to make or refrain from making any federal, state or local income or other tax elections for the Company that they deem necessary or advisable, including, without limitation, any election under Section 754 of the Code or any successor provision.

           Section 11.2 Tax Reports. The Tax Matters Partner shall, as promptly as practicable and in any event within 90 days of the end of each Fiscal Year, cause to be prepared and mailed by the Company to each Preferred Securityholder of record Internal Revenue Service Schedule K-1 and any other forms which are necessary or advisable in order to permit the Securityholders to comply with U.S. federal and any other income tax requirements.

           Section 11.3 Taxation as a Partnership. The
Securityholders intend that the Company shall be treated as a partnership for U.S. federal income tax purposes.

           Section 11.4 Taxation of Preferred Securityholders. Income shall be allocated to each Preferred Securityholder on a daily basis. The Securityholders intend that allocations of income for U.S. federal income tax purposes be consistent with the economic allocations of income under this Agreement.

                            ARTICLE XII

                             EXPENSES

           Section 12.1 Expenses. Except as otherwise provided in this Agreement, the Company shall be responsible for, and shall pay, all expenses out of funds of the Company determined by the Board of Directors to be available for such purpose, provided that such expenses or obligations are those of the Company or are otherwise incurred by or pursuant to the direction of the Board of Directors in connection with this Agreement, including, without limitation and provided that the costs and expenses of formation of the Company and any offering of any Securities shall be paid or reimbursed by the Common
Securityholder:

           (a) all costs and expenses related to the business of the Company and all routine administrative expenses of the Company, including the maintenance of books and records of the Company, the preparation and dispatch to the Securityholders of checks, financial reports, tax returns and notices required pursuant to this Agreement and the holding of any meetings of the Securityholders;

           (b) all expenses incurred in connection with any litigation involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith (other than expenses incurred by any Director in connection with any litigation brought by or on behalf of any Securityholder against such Director);

           (c) all expenses for indemnity or contribution payable by the Company to any Person;

           (d) all expenses incurred in connection with the collection of amounts due to the Company from any Person;

           (e) all expenses incurred in connection with the preparation of amendments and/or restatements to this Agreement;
and

           (f) all expenses incurred in connection with the dissolution, winding up or termination of the Company.

                           ARTICLE XIII

            TRANSFERS OF SECURITIES BY SECURITYHOLDERS
                        AND RELATED MATTERS

           Section 13.1 Right of Assignee to Become a Preferred
Securityholder. An assignee shall become a Preferred
Securityholder upon compliance with the provisions of Section
13.6 of this Agreement.

           Section 13.2 Events of Cessation of Security
Ownership. A Person shall cease to be a Securityholder upon the lawful assignment of all of its Securities (including any redemption or other repurchase by the Company) or as otherwise provided herein.

           Section 13.3 Persons Deemed Preferred Securityholders. The Company may treat the Person in whose name any Preferred Certificate shall be registered on the books and records of the Company as the sole holder of such Preferred Certificate and of the Preferred Securities represented by such Preferred Certificate for purposes of receiving dividends or other distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Preferred Certificate or in the Preferred Securities represented by such Preferred Certificate on the part of any other person, whether or not the Company shall have actual or other notice thereof.

           Section 13.4 The Preferred Certificates.

           (a) The Preferred Certificates shall be issued in a denomination of $10,000 liquidation preference. Each Book-Entry Preferred Certificate shall be signed, manually, by the President, any Vice-President or the Secretary of the Company. Preferred Certificates, other than Book-Entry Preferred Certificates, shall also be manually signed by the Registrar. Preferred Certificates bearing the signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Company shall be validly issued notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Preferred Certificates or did not hold such offices at the date of delivery of such Preferred Certificates. A transferee of a Preferred Certificate shall become a Securityholder, upon due registration of such Preferred Certificate in such transferee's name pursuant to Section 13.6.

           (b) Upon their original issuance, Preferred
Certificates evidencing the Series A Preferred Securities shall be issued in the form of one or more Book-Entry Preferred Certificates registered in the name of DTC, as Clearing Agency, or its nominee and deposited with DTC or a custodian for DTC for credit by DTC to the respective accounts of the Owners thereof (or such other accounts as they may direct).

           Section 13.5  Book-Entry Preferred Securities.

           (a) Each Book-Entry Preferred Certificate shall be registered in the name of the Clearing Agency or a nominee thereof and delivered to such Clearing Agency or a nominee thereof or custodian thereof, and each such Book-Entry Preferred Certificate shall constitute a single Preferred Certificate for all purposes of this Agreement.

           (b) Notwithstanding any other provision in this Agreement, no Book-Entry Preferred Certificate may be exchanged in whole or in part for Preferred Certificates registered, and no transfer of a Book-Entry Preferred Certificate in whole or in part may be registered, in the name of any Person other than the Clearing Agency for such Book-Entry Preferred Certificate or a nominee thereof unless (a) the Clearing Agency advises the Company in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Preferred Certificates, and the Company is unable to locate a qualified successor or (b) the Company at its option advises the Clearing Agency in writing that it elects to terminate the book-entry system through the Clearing Agency. Upon the occurrence of any event specified in clause (a) or (b) above, the Company shall notify the Clearing Agency and instruct the Clearing Agency to notify all Owners of Book-Entry Preferred Securities of the occurrence of such event and of the availability of the Definitive Preferred Certificates to Owners of such class or classes, as applicable, requesting the same.

           (c) If any Book-Entry Preferred Certificate is to be exchanged for other

Preferred Certificates or canceled in part, or if any other Preferred Certificate is to be exchanged in whole or in part for Book-Entry Preferred Securities represented by a Book-Entry Preferred Certificate, then either such Book-Entry Preferred Certificate shall be so surrendered for exchange or cancellation as provided in this Article XIII. On surrender to the Company or the Registrar of the Book-Entry Preferred Certificate or Certificates by the Clearing Agency, accompanied by registration instructions, the Company shall execute (or cause to be executed) the Definitive Preferred Certificates in accordance with the instructions of the Clearing Agency and in the manner provided for in Section 13.4. None of the Registrar or the Company shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Preferred Certificates, the Company shall recognize the Securityholders of the Definitive Preferred Certificates as Securityholders. The Definitive Preferred Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Company.

           (d) Every Preferred Certificate executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Book-Entry Preferred Certificate or any portion thereof, shall be executed and delivered in the form of, and shall be, a Book-Entry Preferred Certificate, unless such Preferred Certificate is registered in the name of a Person other than the Clearing Agency or such Book-Entry Certificate or a nominee thereof.

           (e) The Clearing Agency or its nominee, as registered owner of a Book-Entry Preferred Certificate, shall be the Securityholder of such Book-Entry Preferred Certificate for all purposes under this Agreement and the Book-Entry Preferred Certificate, and the Owners with respect to a Book-Entry Preferred Certificate, shall hold such interests pursuant to the Applicable Procedures. The Registrar and the Company shall be entitled to deal with the Clearing Agency for all purposes of this Agreement relating to the Book-Entry Preferred Certificates (including the payment of the liquidation preference of and dividends on the Book-Entry Preferred Securities represented thereby and the giving of instructions or directions by Owners of Book-Entry Preferred Securities represented thereby) as the sole Securityholder of the Book-Entry Preferred Securities represented thereby and shall have no obligations to the Owners thereof. Neither the Company nor the Registrar shall have any liability in respect of any transfers effected by the Clearing Agency.

           (f) The rights of the Owners of the Book-Entry Preferred Securities shall be exercised only through the Clearing Agency and shall be limited to those established by law, the Applicable Procedures and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Preferred Certificates are issued pursuant to Section 13.5(b), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Preferred Securities to such Clearing Agency Participants, and the Company shall have any responsibility or obligation with respect thereto.

           Section 13.6  Transfer of Preferred Certificates;
                         Legends.

           (a) The Board of Directors shall provide for the registration of Preferred

Certificates and of transfers of Preferred Certificates and shall appoint a securities registrar (the "Registrar") and transfer agent (the "Transfer Agent") to act on its behalf; provided, however, that without any action on the part of the Board of Directors being necessary, FABC is hereby appointed as the initial Registrar and Transfer Agent. Subject to the other provisions of this Article XIII, upon surrender for registration or transfer of any Preferred Certificate, the Board of Directors shall cause one or more new Preferred Certificates to be issued in the name of the designated transferee or transferees. Every Preferred Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Board of Directors duly executed by the Preferred Securityholder or his or her attorney duly authorized in writing. Any registration of transfers shall be effected upon the Transfer Agent being satisfied with the documents of title and identity of the person making the request, upon the receipt by the transfer agent of any applicable certificate relating to transfer restrictions as described below, and subject to such reasonable regulations as the Company may from time to time establish. Each Preferred Certificate surrendered for registration of transfer shall be canceled by the Board of Directors. A transferee of a Preferred Certificate shall be admitted to the Company as a Preferred Securityholder and shall be entitled to the rights and subject to the obligations or a Preferred Securityholder hereunder upon receipt by such transferee of a Preferred Certificate. By acceptance of a Preferred Certificate, each transferee shall be bound by this Agreement. The transferor of a Preferred Certificate, in whole, shall cease to be a Preferred Securityholder at the time that the transferee of such Preferred Certificate is admitted to the Company as a Preferred Securityholder in accordance with this
Section 13.6.

           (b) Upon surrender for registration of transfer of any Preferred Certificate at the office or agency of the Company or the Registrar maintained for that purpose, subject to Section 13.8, the Company shall deliver or cause to be delivered to the Registrar in a form duly executed on behalf of the Company in the manner provided for in Section 13.4(a), and the Registrar shall countersign in the manner provided in and to the extent required by Section 13.4(a) and deliver, in the name of the designated transferee or transferees, one or more new Preferred Certificates in authorized denominations of a like aggregate liquidation preference dated the date of execution by such Registrar.

           The Registrar shall not be required, (i) to issue, register the transfer of any Preferred Security during a period beginning at the opening of business 15 days before the day of selection for redemption of such Preferred Securities and ending at the close of business on the day of mailing of the notice of redemption, or (ii) to register the transfer of any Preferred Security so selected for redemption in whole or in part, except, in the case of any such Preferred Security to be redeemed in part, any portion, hereof not to be redeemed.

           No service charge shall be made for any registration of transfer or exchange of Preferred Certificates, but the Registrar may require payment of a sum sufficient to cover any tax or governmental charge that be imposed in connection with any transfer or exchange of Preferred Certificates.

           (c) Notwithstanding any other provision of this Agreement, transfers and exchanges of Preferred Certificates and the beneficial interests in a Book-Entry Preferred

Certificate of the kinds specified in this Section 13.6(c) shall be made only in accordance with this Section 13.6(c).

           (i) Non-Book-Entry Preferred Certificate to Non-Book Entry Preferred Certificate. A Preferred Certificate that is not a Book-Entry Preferred Certificate may be transferred, in whole or in part, to a Person who takes delivery in the form of another Preferred Certificate that is not a Book-Entry Preferred Certificate as provided in
      Section 13.6(a);

           (ii) Exchanges between Book-Entry Preferred
      Certificate and Non-Book Entry Preferred Certificate. A beneficial interest in a Book-Entry Preferred Certificate may be exchanged for a Preferred Certificate that is not a Book-Entry Preferred Certificate as provided in Section 13.5.

           (d) Any purchaser or Securityholder of any Preferred Securities or any interest therein will be deemed to have represented on each day that any Preferred Securities are held by its purchase and holding thereof that it either (i) is not a Plan and is not purchasing such Preferred Securities on behalf or with "plan assets" of any Plan, or (ii) is eligible for the exemptive relief available under U.S. Department of Labor Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase and holding.

           Section 13.7 Mutilated, Destroyed, Lost or Stolen Preferred Certificates. If (a) any mutilated Preferred Certificate shall be surrendered to the Registrar, or if the Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Preferred Certificate, and (b) there shall be delivered to the Registrar and the Company such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Preferred Certificate shall have been acquired by a bona fide purchaser, the Company shall sign, the Registrar shall countersign to the extent required under Section 13.4(a), and the Company and the Registrar shall make available for delivery (all in the manner provided for in Section 13.4), in exchange for or in lieu of any mutilated, destroyed, lost or stolen Preferred Certificate, a new Preferred Certificate of like class, tenor and denomination. In connection with the issuance of any new Preferred Certificate under this Section 13.7, the Company or the Registrar may require the payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection therewith. Any duplicate Preferred Certificate issued pursuant to this Section shall constitute conclusive evidence of a limited liability company interest in the Company corresponding to that evidenced by the lost, stolen or destroyed Preferred Certificate, as if originally issued, whether or not the lost, stolen or destroyed Preferred Certificate shall be found at any time.

           Section 13.8  Restrictions on Transfers of Securities.

           (a) Preferred Securities may not be sold or otherwise transferred, except pursuant to sales or other transfers that satisfy the requirements of Rule 144A under the Securities Act and then only to institutional investors that are QIBs at the time of transfer and shall bear a legend to this effect. If any Preferred Securityholder or Owner was not a QIB at the time such Person acquired a Preferred Security or interest therein, such Person shall, upon demand of the Company and in any event within ten Business Days after receiving such demand, sell all of its Preferred Securities or interest therein to a transferee whom such other Person reasonably believes is a QIB.

           (b) No Preferred Security shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Agreement. Any transfer or purported transfer of any Preferred Security not made in accordance with this Agreement shall be null and void.

                            ARTICLE XIV

                 MERGERS, CONSOLIDATIONS AND SALES

           Section 14.1 The Company. The Company may not, and the Common Securityholder shall not cause or allow the Company to, without the prior consent or vote of the holders of at least two-thirds in Liquidation Preference of the outstanding Preferred Securities, merge or consolidate with or into, or be replaced by, a limited liability company, limited partnership or trust organized as such under the laws of any state of the United States of America; unless (i) such successor entity either (a) expressly assumes all of the obligations of the Company under the Preferred Securities or (b) substitutes for the Preferred Securities other securities (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits or assets of the successor entity, at least as high as the Preferred Securities rank, with respect to participation in the profits or assets of the Company, (ii) such transaction does not cause the Preferred Securities (or any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, as that term is defined by the Commission for purposes of Rule 436(g) (2) under the Securities Act, (iii) such transaction does not adversely affect the powers, preferences and other special rights of the Preferred Securityholders or the holders of any Successor Securities in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (iv) prior to such transaction the Board of Directors has received an opinion of nationally recognized independent counsel to the Company experienced in such matters to the effect that Preferred Securityholders shall not recognize any gain or loss for federal income tax purposes as a result of such transaction, (y) such successor entity shall not be treated as an association taxable as a corporation for federal income tax purposes and (z) such transaction shall not cause the Preferred Securityholders to be generally liable for the debts, obligations or liabilities of the Company or such successor person.

                            ARTICLE XV

             DISSOLUTION, LIQUIDATION AND TERMINATION

           Section 15.1 No Dissolution. The Company shall not be dissolved by the admission of Securityholders. The death, insanity, retirement, resignation, expulsion, bankruptcy or dissolution of a Securityholder, or the occurrence of any other event which terminates the continued membership of a Securityholder in the Company, shall not in and of itself cause the Company to be dissolved and its affairs wound up. Upon the occurrence of any such event, the business of the Company shall be continued without dissolution. The bankruptcy of a Securityholder (as defined in Section 18-304 of the Delaware Act) shall not cause a Securityholder to cease to be a member of the Company.

           Section 15.2 Events Causing Dissolution. The Company shall be dissolved and liquidated and its affairs shall be wound up upon the occurrence of any of the following events:

           (a) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act;

           (b) the written consent of all Securityholders; or

           (c) the commencement of the liquidation of the Bank.

           Section 15.3 Notice of Dissolution. Upon the dissolution of the Company, the Board of Directors shall promptly notify the Securityholders of such dissolution.

           Section 15.4 Liquidation. Upon dissolution of the Company, the Board of Directors or, in the event that the dissolution is caused by an event described in Sections 15.2(a) and (c) and there are no Directors, a Person or Persons who may be approved by the Preferred Securityholders holding not less than a Majority in Liquidation Preference, as liquidating trustees, shall immediately commence to wind up the Company's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to minimize the losses attendant upon a liquidation. The proceeds of liquidation shall be distributed, as realized, in the manner provided in Section 18-804 of the Delaware Act, subject to the provisions of Section 7.3(e).

           Section 15.5 Termination. The Company shall terminate when all of the assets of the Company have been distributed in the manner provided for in this Article XV, and the Certificate shall have been canceled in the manner required by the Delaware Act.

                            ARTICLE XVI

                           MISCELLANEOUS

           Section 16.1 Amendments. This Agreement may be amended by a written instrument executed by an Officer designated by the Board of Directors without the consent of any Preferred Securityholder; provided, however, that no amendment shall be made, and any such purported amendment shall be void and ineffective, to the extent either that such amendment (a) would result in causing the Company to be treated as anything other than a partnership for purposes of United States federal income taxation, or (b) has not received the prior requisite approval of the Preferred Securityholders, including the Series A Preferred Securityholders, as may be expressly provided in this Agreement, the By-Laws or any Certificate of Designation duly adopted by the Board of Directors.

           Section 16.2 Amendment of Certificate. In the event this Agreement shall be amended pursuant to Section 16.1, the Board of Directors shall cause the Certificate to be amended to reflect such change if it deems such amendment of the Certificate to be necessary or appropriate.

           Section 16.3 Successors. This Agreement shall be binding as to the executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Securityholders.

           Section 16.4 Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. In particular, this Agreement shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under the Delaware Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions. If it shall be determined by a court of competent jurisdiction that any provision relating to the distributions and allocations of the Company or to any fee payable by the Company is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable law.

           Section 16.5 Filings. Following the execution and delivery of this Agreement, the Board of Directors shall cause to be promptly prepared any documents required to be filed and recorded under the Delaware Act, and the Board of Directors shall cause to be promptly filed and recorded each such document in accordance with the Delaware Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. The Board of Directors shall also promptly cause to be filed, recorded and published such statements of fictitious business name and any other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any state or other jurisdiction which governs the conduct of its business from time to time.

           Section 16.6 Power of Attorney. Each Preferred Securityholder does hereby constitute and appoint each Person specifically authorized by the Board of Directors to act as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, deliver and file (a) any amendment of the Certificate required because of any amendment to this Agreement made in accordance with the terms hereof or in order to effectuate any change in the ownership of the Securities of the Company, (b) any amendments to this Agreement made in accordance with the terms hereof and (c) all such other instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction, or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Company or to dissolve the Company made in accordance with the terms hereof or for any other purpose consistent with this Agreement and the transactions contemplated hereby.

           The power of attorney granted hereby is coupled with an interest and shall survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination or bankruptcy of the Preferred Securityholder granting the same or the transfer of all or any portion of such Preferred Securityholder's successors, assigns and legal representatives.

           Section 16.7  Exculpation.

           (a) No Director or Officer shall have personal liability to the Company or the Securityholders for monetary damages for breach of, in the case of a Director, such Director's fiduciary duty (if any) or, in the case of a Director or an Officer, for any act or omission performed or omitted by such Director or Officer in good faith on behalf of the Company, except for such Director's or Officer's gross negligence or willful misconduct.

           (b) Each Director and Officer shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters that such Director or Officer reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Securityholders might properly be paid.

           Section 16.8 Indemnification. To the fullest extent permitted by applicable law, each Director and Officer shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Director or Officer by reason of any act or omission performed or omitted by such Director or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Director or Officer by this Agreement, except with respect to any act or omission determined by a court of competent jurisdiction to have constituted gross negligence or willful misconduct of such Director or Officer; provided, however, that any indemnity under this Section 16.8 shall be provided out of and to the extent of Company assets only, and no Securityholder shall have any personal liability on account thereof.

           Section 16.9 Additional Documents. Each Preferred Securityholder, upon the request of the Board of Directors, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

           Section 16.10 Notices. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

           (i) If given to the Company, at the Company's mailing address set forth below;

                    BNP U.S. FUNDING L.L.C.
                    c/o Banque Nationale de Paris, New York Branch
                    499 Park Avenue
                    New York, New York 10022
                    Facsimile: (212) 415-9629
                    Attention: Secretary

           (ii) If given to any Securityholder, at the address set forth on the records of the Company maintained by or on behalf of the Company.

Subject to Section 7.3 of this Agreement, each such notice, request or other communication shall be effective (a) if given by telecopier, when transmitted to the number specified in such registration books and the appropriate confirmation is received,
(b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in such registration books.

                            *    *    *

           IN WITNESS WHEREOF, the Common Securityholder has executed this Agreement under seal as of the date and year first above written:

                               Banque Nationale de Paris,
                                 acting through its
                                 New York Branch


                               By: /s/ Eric Deudon
                                  ----------------------------
                                  Name: Eric Deudon
                                  Title: Senior Vice-President


                               By: /s/ Jean-Pierre Beck
                                  ----------------------------
                                  Name: Jean-Pierre Beck
                                  Title: Executive Vice-President